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                                                                   Exhibit 10.5


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                             TERM LOAN AGREEMENT

                         DATED AS OF AUGUST 30, 2002

                                 BY AND AMONG

                       ANCHOR GLASS CONTAINER CORPORATION,
                                 AS BORROWER,

          THE FINANCIAL INSTITUTIONS FROM TIME TO TIME PARTY HERETO,
                                 AS LENDERS,

                                    AND

                              ABLECO FINANCE LLC,
                                   AS AGENT

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
                              TABLE OF CONTENTS

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ARTICLE I DEFINITIONS; CERTAIN TERMS.........................................................................    5

         Section 1.01        Definitions.....................................................................    5

         Section 1.02        Terms Generally.................................................................   20

         Section 1.03        Accounting and Other Terms......................................................   20

         Section 1.04        Time References.................................................................   21

ARTICLE II THE TERM LOAN.....................................................................................   21

         Section 2.01        Term Loan Commitments...........................................................   21

         Section 2.02        Making the Term Loan............................................................   21

         Section 2.03        Repayment of Term Loan; Evidence of Debt........................................   22

         Section 2.04        Interest........................................................................   22

         Section 2.05        Reduction of Term Loan Commitment; Prepayment of the Term Loan..................   23

         Section 2.06        Fees............................................................................   24

         Section 2.07        Securitization..................................................................   24

         Section 2.08        Taxes...........................................................................   25

ARTICLE III FEES, PAYMENTS AND OTHER COMPENSATION............................................................   26

         Section 3.01        Audit and Collateral Monitoring Fees............................................   26

         Section 3.02        Payments; Computations and Statements...........................................   27

         Section 3.03        Sharing of Payments, Etc........................................................   27

         Section 3.04        Apportionment of Payments.......................................................   27

         Section 3.05        Increased Costs and Reduced Return..............................................   28

ARTICLE IV CONDITIONS TO FUNDING.............................................................................   29

         Section 4.01        Conditions Precedent to the Term Loan...........................................   29
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ARTICLE V REPRESENTATIONS AND WARRANTIES.....................................................................   32

         Section 5.01        Representations and Warranties..................................................   32

ARTICLE VI COVENANTS OF THE BORROWER.........................................................................   35

         Section 6.01        Covenants Incorporated by Reference From the Revolving Loan Agreement...........   36

         Section 6.02        Additional Affirmative and Negative Covenants...................................   36

         Section 6.03        Financial Covenants.............................................................   48

ARTICLE VII EVENTS OF DEFAULT AND REMEDIES...................................................................   48

         Section 7.01        Events of Default...............................................................   48

         Section 7.02        Remedies........................................................................   50

ARTICLE VIII AGENT...........................................................................................   53

         Section 8.01        Appointment.....................................................................   53

         Section 8.02        Nature of Duties................................................................   54

         Section 8.03        Rights, Exculpation, Etc........................................................   54

         Section 8.04        Reliance........................................................................   55

         Section 8.05        Indemnification.................................................................   55

         Section 8.06        Agent Individually..............................................................   55

         Section 8.07        Successor Agent.................................................................   56

         Section 8.08        Collateral Matters..............................................................   56

         Section 8.09        Agency for Perfection...........................................................   57

ARTICLE IX MISCELLANEOUS.....................................................................................   58

         Section 9.01        Notices, Etc....................................................................   58

         Section 9.02        Amendments, Etc.................................................................   59

         Section 9.03        No Waiver; Remedies, Etc........................................................   59

         Section 9.04        Expenses; Taxes; Attorneys' Fees................................................   59

         Section 9.05        Right of Set-off................................................................   60

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
         Section 9.06        Severability....................................................................   60

         Section 9.07        Assignments and Participations..................................................   60

         Section 9.08        Counterparts....................................................................   63

         Section 9.09        GOVERNING LAW...................................................................   63

         Section 9.10        CONSENT TO JURISDICTION; SERVICE OF PROCESS AND VENUE...........................   64

         Section 9.11        WAIVER OF JURY TRIAL, ETC.......................................................   64

         Section 9.12        Consent by the Agent and Lenders................................................   65

         Section 9.13        No Party Deemed Drafter.........................................................   65

         Section 9.14        Reinstatement; Certain Payments.................................................   65

         Section 9.15        Indemnification.................................................................   65

         Section 9.16        Records.........................................................................   66

         Section 9.17        Binding Effect..................................................................   66

         Section 9.18        Interest........................................................................   67

         Section 9.19        Confidentiality.................................................................   68

         Section 9.20        Integration.....................................................................   68
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                            SCHEDULE AND EXHIBITS

Schedule 1.01(A)      Lenders and Lenders' Term Loan Commitments

Schedule 1.01(B)      Permitted Holders



Exhibit A     Form of Security Agreement

Exhibit B     Form of Pledge Agreement

Exhibit C     Form of Notice of Borrowing

Exhibit D     Form of Assignment and Acceptance

                           TERM LOAN AGREEMENT

          Term Loan Agreement, dated as of August 30, 2002, by and among Anchor Glass Container Corporation, a Delaware corporation (the "Borrower"), the financial institutions from time to time party hereto (each a "Lender" and collectively the "Lenders") and Ableco Finance LLC, a Delaware limited liability company ("Ableco"), as agent for the Lenders (in such capacity the "Agent").

                                    RECITALS

          A. On April 15, 2002, the Borrower commenced a case (the "Chapter 11 Case") under Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Middle District of Florida (the "Bankruptcy Court") and the Borrower has retained possession of its assets and has been authorized under the Bankruptcy Code to continue the management and operation of its business as debtor-in-possession pursuant to Sections 1107 and 1108 of the Bankruptcy Code.

          B. In the Chapter 11 Case, the Borrower filed the Plan of Reorganization (as hereinafter defined) which was confirmed by the Bankruptcy Court pursuant to the Confirmation Order (as hereinafter defined).

          C. The Borrower, as contemplated by the Plan of Reorganization, has asked the Lenders to extend credit to the Borrower consisting of a term loan in the aggregate principal amount of $20,000,000, the proceeds of which are to be used to finance payments under the Plan of Reorganization. The Lenders are willing to extend such credit to the Borrower subject to the terms and conditions hereinafter set forth.

          In consideration of the premises and the covenants and agreements contained herein, the parties hereto agree as follows:

                                  ARTICLE I

                          DEFINITIONS; CERTAIN TERMS

          Section 1.01 Definitions. As used in this Agreement, the following terms shall have the respective meanings indicated below, such meanings to be applicable equally to both the singular and plural forms of such terms:

          "Ableco" has the meaning specified therefor in the preamble hereto.

          "Action" has the meaning specified therefor in Section 9.12.

          "Affiliate" means, with respect to a specified Person, any other Person which directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, such Person, and without limiting the generality of the foregoing, includes (a) any Person which beneficially owns or holds ten (10%) percent or more of any class of Voting Stock of such Person or other equity interests in such Person and (b) any director or executive officer of such Person. For the purposes of this definition, the term "control" (including with correlative meanings, the terms "controlled by" and "under common control with), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by agreement or otherwise. Notwithstanding anything herein to the contrary, in no event shall the Agent or any Lender be considered an "Affiliate" of the Borrower.

          "Agent" has the meaning specified therefor in the preamble hereto.

          "Agreement" means this Term Loan Agreement.

          "Assignment and Acceptance" means an assignment and acceptance entered into by an assigning Lender and an assignee, and accepted by the Agent, in accordance with Section 9.07 and substantially in the form of Exhibit D or such other form acceptable to the Agent.

          "Authorized Officer" means, with respect to any Person, the chief executive officer, chief financial officer, president or executive vice president of such Person.

          "Bankruptcy Code" means the United States Bankruptcy Code, being Title 11 of the United States Code as enacted in 1978, as amended, recodified, modified or supplemented from time to time, together with all rules, regulations and interpretations thereunder or related thereto.

          "Bankruptcy Court" means the United States Bankruptcy Court for the Middle District of Florida or any other court having jurisdiction over the Chapter 11 Case from time to time.

          "Benefit Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which the Borrower or any Guarantor sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a Multiemployer Plan has made contributions at any time during the immediately preceding six (6) plan years.

          "Board" means the Board of Governors of the Federal Reserve System of the United States.

          "Board of Directors" means, with respect to any Person, the board of directors (or comparable managers) of such Person or any committee thereof duly authorized to act on behalf of the board.

          "Borrower" has the meaning specified therefor in the preamble hereto.

          "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required to close.

          "Capital Guideline" means any law, rule, regulation, policy, guideline or directive (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) of any central bank or Governmental Authority (i) regarding capital adequacy, capital ratios, capital requirements, the calculation of a bank's capital or similar matters, or (ii) affecting the amount of capital required to be obtained or maintained by any Lender, any Person controlling any Lender, or the manner in which any Lender, any Person controlling any Lender, allocates capital to any of its contingent liabilities (including letters of credit), advances, acceptances, Term Loan Commitments, assets or liabilities.

          "Capital Expenditures" means, with respect to any Person, all expenditures made and liabilities incurred for the acquisition of assets which are not, in accordance with GAAP, treated as expense items for such Person in the year made or incurred or as a prepaid expense applicable to a future year or years.

          "Capital Leases" means, as applied to any Person, any lease of (or any agreement conveying the right to use) any property (whether real, personal or mixed) by such Person as lessee which in accordance with GAAP, is required to be reflected as a liability capital lease on the balance sheet of such Person.

          "Capital Stock" means with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's capital stock or partnership, limited liability company or other equity interest at ant time outstanding, and any and all rights, warrants or options exchangeable for or convertible into such capital stock or other interests (but excluding any debt security that is exchangeable for or convertible into such capital stock).

          "Cash Equivalents" means, at any time, (a) any evidence of Indebtedness with a maturity date of one hundred eighty (180) days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof; provided, that, the full faith and credit of the United States of America is pledged in support thereof; (b) certificates of deposit or bankers' acceptances with a maturity of one hundred eighty (180) days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $250,000,000; (c) commercial paper (including variable rate demand notes) with a maturity of one hundred eighty (180) days or less issued by a corporation (except an Affiliate of the Borrower) organized under the laws of any State of the United States of America or the District of Columbia and rated at least A-1 by Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc. or at least P-1 by Moody's Investors Service, Inc.; (d) repurchase obligations with a term of not more than thirty (30) days for underlying securities of the types described in clause (a) above entered into with any financial institution having combined capital and surplus and undivided profits of not less than $250,000,000; (e) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States of America or issued by any governmental agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within one hundred (100) days or less from the date of acquisition; provided, that, the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions with Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985; and (f) investments in money market funds and mutual funds which invest substantially all of their assets in securities of the types described in clauses (a) through (e) above.

          "Change of Control" means [(a) the transfer (in one transaction or a series of transactions) of all or substantially all of the assets of the Borrower to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act); (b) the liquidation or dissolution of the Borrower or the adoption of a plan by the stockholders of the Borrower relating to the dissolution or liquidation of the Borrower, (c) to the extent clause (e) below is triggered, the acquisition by any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act), except for one or more Permitted Holders, of beneficial ownership (as determined in accordance with rules 13d-3 and 13d-5 under the Exchange Act, except that a person will be deemed to have beneficial ownership of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after a passage of time), directly or indirectly, of more than forty percent (40%) (or after a Qualified Public Offering twenty-five percent (25%)) of the voting power of the total outstanding Voting Stock (on a fully diluted basis) of the Borrower or the Board of Directors of the Borrower; (d) during any period of two (2) consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Borrower (together with any new directors who have been appointed by any Permitted Holder, or whose nomination for election by the stockholders of the Borrower was approved by a vote of at least sixty-six and two-thirds percent (66 2/3%) of the directors of the Borrower then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Borrower then still in office; or (e) the failure of the Permitted Holders to own directly or indirectly at least thirty percent (30%) of the voting power of the total outstanding Voting Stock of the Borrower].

          "Chapter 11 Case" means the Chapter 11 Case of the Borrower under the Bankruptcy Code and referred to as In re: Anchor Glass Container Corporation, Case No. 02-07233-8Cl pending in the Bankruptcy Court.

          "Collateral" means all of the property and assets and all interests therein and proceeds thereof now owned or hereafter acquired by any Person upon which a Lien is granted or purported to be granted by such Person as security for all or any part of the Term Loan Obligations.

          "Collateral Access Agreement" means an agreement in writing, in form and substance satisfactory to the Agent, from any lessor of premises to the Borrower, or any other person to whom any Collateral is consigned or who has custody, control or possession of any such Collateral or is otherwise the owner or operator of any premises on which any of such Collateral is located, pursuant to which such lessor, consignee or other person, among other things, acknowledges the security interest of the Agent in such Collateral (subject to liens and security interests permitted herein), agrees to waive any and all claims such lessor, consignee or other person may, at any time, have against such Collateral, whether for processing, storage or otherwise, and agrees to permit the Agent access to, and the right to remain on, the premises of such lessor, consignee or other person so as to exercise the Agent's rights and remedies and otherwise deal with such Collateral and in the case of any consignee or other person who at any time has custody, control or possession of any Collateral, acknowledges that it holds and will hold possession of the Collateral for the benefit of the Agent and the Lenders and agrees to follow all instructions of the Agent with respect thereto.

          "Collateral Agency Agreement" means the Collateral Agency and Intercreditor Agreement, dated as of August 30, 2002, by and among the Revolving Loan Agent, the Revolving Loan Lenders, the Agent, the Lenders and the Collateral Agent, as acknowledged by the Borrower.

          "Collateral Agent" means Congress, in its capacity as collateral agent under the Collateral Agency Agreement, and any successor or replacement Collateral Agent appointed pursuant to the terms of the Collateral Agency Agreement.

          "Confirmation Order" means the Order Confirming the Amended Chapter 11 Plan of Reorganization issued by the Bankruptcy Court and entered on August 8, 2002 in the Chapter 11 Case.

          "Congress" means Congress Financial Corporation (Central), an Illinois corporation, in its individual capacity.

          "Default" means an event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

          "Disposition" means any transaction, or series of related transactions, pursuant to which any Person or any of its Subsidiaries sells, assigns, transfers or otherwise disposes of any property or assets (whether now owned or hereafter acquired) to any other Person, in each case, whether or not the consideration therefor consists of cash, securities or other assets owned by the acquiring Person, excluding any sales of Inventory in the ordinary course of business on ordinary business terms.

          "Dollar," "Dollars" and the symbol "$" each means lawful money of the United States of America.

          "EBITDA" means, as to any Person, with respect to any period, an amount equal to: the Net Income of such Person and its Subsidiaries for such period on a consolidated basis determined in accordance with GAAP, plus depreciation, amortization and other non-cash charges (including, but not limited to, imputed interest and deferred compensation) of such Person and its Subsidiaries for such period (to the extent deducted in the computation of Net Income of such Person and its Subsidiaries in such period), all determined in accordance with GAAP, plus the Interest Expense of such Person and its Subsidiaries for such period (to the extent deducted in the computation of Net Income in such period), plus charges for Federal, State, local and foreign income taxes (to the extent deducted in the computation of Net Income in such period).

          "Equipment Financing" means the proposed equipment financing of the Borrower described in writing by the Borrower to the Agent prior to the date hereof.

          "Equipment Lease Term Loan Agreements" means the agreements, instruments and other documents executed and delivered in connection with the Equipment Financing.

          "ERISA" means the United States Employee Retirement Income Security Act of

1974, together with all rules, regulations and interpretations thereunder or related thereto.

          "ERISA Affiliate" means, any Person, required to be aggregated with the Borrower or any Subsidiaries under Sections 414(b), 414(c), 414(m) and 414(o) of the Code.

          "ERISA Event" means (a) any "reportable event", as defined in Section 4043(c) of ERISA or the regulations issued thereunder, with respect to a Benefit Plan; (b) the adoption of any amendment to a Benefit Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA; (c) the existence with respect to any Benefit Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (d) the filing pursuant to Section 412 of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Benefit Plan; (e) the occurrence of a "prohibited transaction" with respect to which the Borrower or any of its Subsidiaries, or any of its or their respective Subsidiaries is a "disqualified person" (within the meaning of Section 4975 of the Code) or with respect to which the Borrower, any of its Subsidiaries or any of its or their respective Subsidiaries could otherwise be liable; (f) a complete or partial withdrawal by the Borrower, any of its Subsidiaries or any ERISA Affiliate from a Multiemployer Plan or a cessation of operations which is treated as such a withdrawal or notification that a Multiemployer Plan is in reorganization; (g) the filing of a notice of intent to terminate, the treatment of a Benefit Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the Pension Benefit Guaranty Corporation to terminate a Benefit Plan; (h) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan; (i) the imposition of any liability under Title IV of ERISA, other than the Pension Benefit Guaranty Corporation premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower, any of its Subsidiaries or any ERISA Affiliate in excess of [$1,000,000] and (j) any other event or condition with respect to a Benefit Plan including any Benefit Plan subject to Title IV of ERISA maintained, or contributed to, by any ERISA Affiliate that could reasonably be expected to result in liability of the Borrower in excess of [$1,000,000].

          "Event of Default" means any of the events set forth in Section 7.01.

          "Excess Availability Covenant Trigger Event" means, at any time, when Excess Availability (as defined in the Revolving Loan Agreement) is equal to or less than $10,000,000.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Extraordinary Receipts" means any cash received by the Borrower or any of its Subsidiaries not in the ordinary course of business (and not consisting of proceeds described in Section 2.05(c)(ii)or (iii)), including, without limitation, (i) foreign, United States, state or local tax refunds, (ii) pension plan reversions, (iii) proceeds of insurance, (iv) judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action, (v) condemnation awards (and payments in lieu thereof), (vi) indemnity payments and (vii) any purchase price adjustment received in connection with any purchase agreement.

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          "Final Maturity Date" means March 31, 2005, or such earlier date on which the Term Loan shall become due and payable in accordance with the terms of this Agreement.

          "Fixed Charge Coverage Ratio" means, with respect to the Borrower and its Subsidiaries, on a consolidated basis, (a) measured quarterly, at any time during which an Excess Availability Covenant Trigger Event has not occurred and is continuing, the ratio of (i) EBITDA of the Borrower and its Subsidiaries during the four (4) full fiscal quarters immediately preceding the determination date with respect to the calculation of the Fixed Charge Coverage Ratio to (ii) Fixed Charges of the Borrower and its Subsidiaries for such four (4) fiscal quarter period and (b) measured monthly, at any time during which an Excess Availability Covenant Trigger Event has occurred and is continuing, the ratio of
(i) EBITDA of the Borrower and its Subsidiaries during the twelve (12) months immediately preceding the determination date with respect to the calculation of the Fixed Charge Coverage Ratio to (ii) Fixed Charges of the Borrower and its Subsidiaries for such twelve (12) month period.

          "Fixed Charges" means, as to any Person, with respect to any period, the sum of, without duplication, (a) all Interest Expense of such Person and its Subsidiaries (which for purposes of this definition shall not include amortizing payments of deferred financing charges that do not constitute interest), (b) all Capital Expenditures (other than (i) Capital Expenditures that are financed with proceeds of Indebtedness for borrowed money other than loans made under the Revolving Loan Agreement and (ii) Capital Expenditures that are made using the proceeds of asset sales to the extent permitted hereunder) of such Person and its Subsidiaries, (c) dividends, repurchases or redemptions by such Person and its Subsidiaries during such period in respect of Capital Stock, (d) payments to the PBGC under the PBGC Settlement Agreement as in effect on the date hereof,
(e) all regularly scheduled (as determined at the beginning of the respective period) principal payments of Indebtedness for borrowed money and Indebtedness with respect to Capital Leases (and without duplicating in items (a) and (b) of this definition, the interest component with respect to Indebtedness under Capital Leases), (f) federal, state, local and foreign income taxes paid in cash, and (g) management fees paid in cash (in each case, of such Person and its Subsidiaries for such period and to the extent not included in the calculation of EBITDA of such Person and its Subsidiaries for such period).

          "Funding Date" means the Business Day (a) which is at least eleven
(11) days after the date on which the Confirmation Order is entered on the docket by the Clerk of the Bankruptcy Court, (b) by which all of the conditions precedent set forth in the Plan of Reorganization and the Confirmation Order have been satisfied and (c) on which the conditions precedent hereunder to the making of the Term Loan have been satisfied.

          "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board which are applicable to the circumstances as of the date of determination consistently applied, except that, for purposes of Section 6.02; GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements delivered to the Agent prior to the date hereof.

          "Governmental Authority" means any nation or government, any Federal, state, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

          "Guarantor" means a Subsidiary of the Borrower formed or acquired after the date hereof that has guaranteed the Term Loan Obligations pursuant to a guaranty that has not been released in accordance with the provisions hereof.

          "Hedge Agreement" means any and all transactions, agreements or documents now existing or hereafter entered into, which provides for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging the Borrower's exposure to fluctuations in interest or exchange rates, loan, credit exchange, security or currency valuations or commodity prices.

          "Indebtedness" means, [with respect to any Person, any liability, whether or not contingent, (a) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof) or evidenced by bonds, notes, debentures or similar instruments; (b)representing the balance deferred and unpaid of the purchase price of any property or services (except any such balance that constitutes an account payable to a trade creditor (whether or not an Affiliate) created, incurred, assumed or guaranteed by such Person in the ordinary course of business of such Person in connection with obtaining goods, materials or services that is not overdue by more than ninety (90) days, unless the trade payable is being contested in good faith); (c) all obligations as lessee under leases which have been, or should be, in accordance with GAAP recorded as Capital Leases; (d) any contractual obligation, contingent or otherwise, of such Person to pay or be liable for the payment of any indebtedness described in this definition of another Person, including, without limitation, any such indebtedness, directly or indirectly guaranteed, or any agreement to purchase, repurchase, or otherwise acquire such indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof; or to maintain solvency, assets, level of income, or other financial condition;
(e) all obligations to purchase, redeem, retire or otherwise acquire for value any Capital Stock or other equity securities issued by such Person valued, in the case of redeemable stock at the greater of voluntary liquidation preference and the involuntary liquidation preference plus accrued and unpaid dividends;
(f) all reimbursement obligations and other liabilities of such Person with respect to surety bonds (whether bid, performance or otherwise), letters of credit, banker's acceptances, drafts or similar documents or instruments issued for such Person's account; (g) all indebtedness of such Person in respect of indebtedness of another Person for borrowed money or indebtedness of another Person otherwise described in this definition which is secured by any consensual lien, security interest, collateral assignment, conditional sale, mortgage, deed of trust, or other encumbrance on any asset of such Person, whether or not such obligations, liabilities or indebtedness are assumed by or are a personal liability of such Person, all as of such time; (b)all obligations, liabilities and indebtedness of such Person (marked to market) arising under Hedge Agreements; and (i) all obligations owed by such Person under License Agreements with respect to non-refundable, advance or minimum guarantee royalty payments].

          "Indemnified Matters" has the meaning specified therefor in Section 9.15.

          "Indemnitees" has the meaning specified therefor in Section 9.15.

          "Information Certificate" means the Information Certificate of the Borrower containing material information with respect to the Borrower, its businesses and assets and provided by or on behalf of the Borrower to the Agent and the Lenders in connection with the preparation of this Agreement and the other Loan Documents and the financing arrangements provided for herein.

          "Interest Expense" means, for any period as to any Person, all of the following as determined in accordance with GAAP: (a) total interest expense of such Person and its Subsidiaries on a consolidated basis for such period, whether paid or accrued (including the interest component of Capital Leases for such period), including, without limitation, all bank fees, commissions, discounts and other fees and charges owed with respect to letters of credit (but excluding amortization of discount and amortization of deferred financing fees paid in cash in connection with the transactions contemplated hereby, interest (payable by addition to principal or in the form of property other than cash and any other interest expense not payable in cash), minus (b) any net payments received by such Person and its Subsidiaries on a consolidated basis during such period as interest income received in respect of its investments in cash.

          "Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, or extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

          "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended (or any successor statute thereto) and the regulations thereunder.

          "Lender" has the meaning specified therefor in the preamble hereto.

          "Liabilities" has the meaning specified therefor in Section 2.07.

          "Lien" means any mortgage, deed of trust, pledge, lien (statutory or otherwise), security interest, charge or other encumbrance or security or preferential arrangement of any nature, including, without limitation, any conditional sale or title retention arrangement, any Capital Lease and any assignment, deposit arrangement or financing lease intended as, or having the effect of, security.

          "Loan Document" means this Agreement and all notes, guaranties, security agreements, deposit account control agreements, investment property control agreements, intercreditor agreements, and all other agreements, documents and instruments, now or at any time hereafter executed and/or delivered by the Borrower in connection with this Agreement.

          "Loan Parties" means the Borrower and each Guarantor.

          "Material Adverse Effect" means a material adverse effect on (a) the financial condition, business, performance or operations of the Borrower, or (b) the legality, validity or enforceability of this Agreement or any of the other Loan Documents; (c) the legality, validity, enforceability, perfection or priority of the security interests and liens of the Agent upon the Collateral;
(d) any Collateral having an aggregate value in excess of $100,000; (e) the ability of the Borrower to repay the Term Loan Obligations or of the Borrower to perform its obligations under this Agreement or any of the other Loan Documents as and when to be performed; or (f) the ability of the Agent or any Lender to enforce the Term Loan Obligations or realize upon the Collateral or otherwise with respect to the rights and remedies of the Agent and Lenders under this Agreement or any of the other Loan Documents.

          "Material Contract" means any other contract or other agreement (other than the Loan Documents), whether written or oral, to which the Borrower is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto would have a Material Adverse Effect, including, without limitation, the contracts and agreements set forth on Schedule 8.15 to the Information Certificate.

          "Mortgage Note Agreements" means the following: (a) the Mortgage Note Indenture; (b) the Mortgage Notes; (c) the Security Agreements (as defined in the Mortgage Note Indenture); (d) all other agreements, instruments and other documents executed or delivered by the Borrower with, to or in favor of the Mortgage Note Trustee or any Mortgage Note Holder in connection therewith or related thereto.

          "Mortgage Note Collateral" has the meaning specified therefor in the Mortgage Note Intercreditor Agreement.

          "Mortgage Note Debt" means all obligations, liabilities and indebtedness of every kind, nature and description owing by the Borrower to the Mortgage Note Trustee or any Mortgage Note Holder, including principal, interest, charges, fees, premiums, indemnities, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under the Mortgage Note Agreements.

          "Mortgage Note Holders" means the holders from time to time of the Mortgage Notes.

          "Mortgage Note Indenture" means the Indenture, dated as of April 17, 1997, by and among the Borrower, the Mortgage Note Trustee, and Consumers U.S., Inc., as guarantor, as amended by Supplemental Indenture No. 1 thereto.

          "Mortgage Note Intercreditor Agreement" means the Amended and Restated Intercreditor Agreement, dated as of August 30, 2002, by and between the Collateral Agent and the Mortgage Note Trustee, for itself and on behalf of the Mortgage Note Holders, and as acknowledged and agreed to by the Borrower.

          "Mortgage Note Trustee" means The Bank of New York, a New York banking corporation, in its capacity as trustee acting for and on behalf of the Mortgage Note Holders pursuant to the Mortgage Note Agreements, and any replacement or successor or additional trustee acting for or on behalf of the Mortgage Note Holders).

          "Mortgage Notes" means the 11-1/4% Notes issued by Anchor Glass Container Corporation before the commencement of the Chapter 11 Case, due April 1, 2005 in the original aggregate principal amount of $150,000,000.

          "Multiemployer Plan" means a "multi-employer plan" as defined in
Section 3(37) of ERISA which is or was at any time during the current year or the immediately preceding six (6) years contributed to by the Borrower or any ERISA Affiliate.

          "Net Cash Proceeds" means, (i) with respect to any Disposition by any Person or any of its Subsidiaries, the amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment or disposition of deferred consideration) by or on behalf of such Person or such Subsidiary, in connection therewith after deducting therefrom only (A) the amount of any Indebtedness secured by any Lien permitted on any asset (other than Indebtedness assumed by the purchaser of such asset) which is required to be, and is, repaid in connection with such Disposition (other than Indebtedness under this Agreement), (B) reasonable expenses related thereto incurred by such Person or such Subsidiary in connection therewith, (C) transfer taxes paid to any taxing authorities by such Person or such Subsidiary in connection therewith, and (D) net income taxes to be paid in connection with such Disposition (after taking into account any tax credits or deductions and any tax sharing arrangements) and (ii) with respect to the issuance or incurrence of any Indebtedness by any Person or any of its Subsidiaries, or the sale or issuance by any Person or any of its Subsidiaries of any shares of its Capital Stock, the aggregate amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment or disposition of deferred consideration) by or on behalf of such Person or such Subsidiary in connection therewith, after deducting therefrom only (A) reasonable expenses related thereto incurred by such Person or such Subsidiary in connection therewith, (B) transfer taxes paid by such Person or such Subsidiary in connection therewith and (C) net income taxes to be paid in connection therewith (after taking into account any tax credits or deductions and any tax sharing arrangements); in each case of clause (i) and (ii) to the extent, but only to the extent, that the amounts so deducted are (x) actually paid to a Person that, except in the case of reasonable out-of-pocket expenses, is not an Affiliate of such Person or any of its Subsidiaries and (y) properly attributable to such transaction or to the asset that is the subject thereof.

          "Net Income" means with respect to any Person, for any period, the aggregate of the net income (loss) of such Person and its Subsidiaries, on a consolidated basis, for such period (excluding to the extent included therein any extraordinary, one-time or non-recurring gains or non-cash losses) after deducting all charges which should be deducted before arriving at the net income
(loss) for such period and after deducting the Provision for Taxes for such period, all as determined in accordance with GAAP; provided, that, (a) the net income of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid or payable to such Person or a wholly-owned Subsidiary of such Person; (b) the effect of any change in accounting principles adopted by (or applicable to) such Person or its Subsidiaries after the date hereof shall be excluded, and (c) the net income (if positive) of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary to such Person or to any other Subsidiary of such Person is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary shall be excluded. For the purpose of this definition, net income excludes any gain (or non-cash loss) together with any related Provision for Taxes for such gain (or non-cash loss) realized upon the sale or other disposition of any assets that are not sold in the ordinary course of business (including, without limitation, dispositions pursuant to sale and leaseback transactions) or of any Capital Stock of such Person or a Subsidiary of such Person.

          "Notice of Borrowing" has the meaning specified therefor in Section 2.02(a).

          "Participant Register" has the meaning specified therefor in Section 9.07(b)(v).

          "Payment Office" means the Agent's office located at 450 Park Avenue, 28th Floor, New York, New York 10022, or at such other office or offices of the Agent as may be designated in writing from time to time by the Agent to the Borrower.

          "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

          "PBGC Settlement Agreement" means the agreement, dated as of July 31, 2002 between PBGC and the Borrower regarding treatment of the Borrower's Glass Companies' Multiemployer Pension Plan.

          "PBGC Settlement Agreements" means: (a) the PBGC Settlement Agreement,
(b) the PBGC Warrant, and (c) all agreements, instruments and other documents issued in connection with any of the foregoing.

          "PBGC Warrant" means the Common Stock Purchase Warrant, dated as of August 30, 2002, issued by the Borrower to the PBGC for the purchase of 474,000 shares of Capital Stock of the Borrower.

          "Permitted Holder" means the Persons identified as such on Schedule 1.01(B) hereto.

          "Person" means an individual, corporation, limited liability company, partnership, association, joint-stock company, trust, unincorporated organization, joint venture or other enterprise or entity or Governmental Authority.

          "Plan of Reorganization" means the Amended Plan of Reorganization of Anchor Glass Container Corporation, dated June 13, 2002, as confirmed pursuant to the Confirmation Order in the Chapter 11 Case.

          "Pledge Agreement" means the Pledge and Security Agreement made by the

Borrower in favor of the Agent for the benefit of the Lenders, substantially in the form of Exhibit B, securing the Term Loan Obligations and delivered to the Agent.

          "Post-Default Rate" means 18% per annum.

          "Pro Rata Share" means:

          (a) with respect to the Lender's obligation to make its portion of the Term Loan and receive payments of interest, fees, and principal with respect thereto, the percentage obtained by dividing (i) such Lender's portion of the Term Loan Commitment by (ii) the Total Term Loan Commitment, provided that if the Total Term Loan Commitment has been reduced to zero, the numerator shall be the aggregate unpaid principal amount of such Lender's portion of the Term Loan and the denominator shall be the aggregate unpaid principal amount of the Term Loan, and

          (b) with respect to all other matters (including, without limitation, the indemnification obligations arising under Section 8.05), the percentage obtained by dividing (i) the unpaid principal amount of such Lender's portion of the Term Loan by (ii) the aggregate unpaid principal amount of the Term Loan.

          "Qualified Public Offering" means any bona fide, firm commitment, underwritten offering to the public by the Borrower of its Capital Stock pursuant to an effective registration statement under the Securities Act.

          "Rating Agencies" has the meaning specified therefor in Section 2.07.

          "Register" has the meaning specified therefor in Section 9.07(b)(ii).

          "Registered Loan" has the meaning specified therefor in Section 9.07(b)(ii).

          "Regulation T", "Regulation U" and "Regulation X" mean, respectively, Regulations T, U and X of the Board or any successor, as the same may be amended or supplemented from time to time.

          "Required Lenders" means Lenders whose Pro Rata Shares of the Term Loan aggregate at least 51%

          "Revolving Debt" means all obligations, liabilities and indebtedness of every kind, nature and description owing by the Borrower to the Revolving Loan Agent and the Revolving Loan Lenders, including principal, interest, charges, fees, premiums, indemnities, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under the Revolving Loan Lender Agreements.

          "Revolving Loan Agent" means Congress, in its capacity as administrative agent and collateral agent on behalf of Revolving Lenders pursuant to the terms of the Revolving Loan Agreement and any replacement or successor agent appointed pursuant to the terms and conditions hereof.

          "Revolving Loan Agreement" means the Loan and Security Agreement, dated as August 30, 2002, by and among the Borrower, the Revolving Loan Lenders, the Revolving Loan Agent and the other agents named therein.

          "Revolving Loan Lenders" means the financial institutions who are parties from time to time as lenders to the Revolving Loan Agreement as Lenders.

          "Revolving Loan Lender Agreements" means the Revolving Loan Agreement and all other agreements, instruments and other documents executed and delivered by the Borrower with, to or in favor of the Revolving Loan Lenders in connection therewith or related thereto.

          "Revolving Loans" means the loans made from time to time by or on behalf of any Revolving Loan Lender or by the Revolving Loan Agent for the account of any Revolving Loan Lender on a revolving basis pursuant to the Revolving Loan Agreement.

          "SEC" means the Securities and Exchange Commission or any other similar or successor agency of the Federal government administering the Securities Act.

          "Securities Act" means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect from time to time.

          "Securitization" has the meaning specified therefor in Section 2.07.

          "Securitization Parties" has the meaning specified therefor in
Section 2.07.

          "Security Agreement" means the Security Agreement made by the Borrower in favor of the Agent for the benefit of the Lenders, substantially in the form of Exhibit A, securing the Term Loan Obligations and delivered to the Agent.

          "Series C Participating Preferred Stock" means the shares of Capital Stock issued by the Borrower pursuant to the Certificate of the Designations of Series C Participating Preferred Stock of the Borrower filed with the Delaware Secretary of State.

          "Shared Collateral" has the meaning specified therefor in the Mortgage Note Intercreditor Agreement.

          "Solvent" means, at any time with respect to any Person, that at such time such Person (a) is able to pay its debts as they mature and has (and has a reasonable basis to believe it will continue to have) sufficient capital (and not unreasonably small capital) to any on its business as conducted and proposed to be conducted as set forth in the Disclosure Statement relating to the Plan of Reorganization or otherwise disclosed to the Agent in writing prior to the date hereof, and (b) the assets and properties of such Person at a fair valuation (and including as assets for this purpose at a fair valuation all rights of subrogation, contribution or indemnification arising pursuant to any guarantees given by such Person) are greater than the Indebtedness of such Person, and including subordinated and contingent liabilities computed at the amount which, such Person has a reasonable basis to believe, represents an amount which can reasonably be expected to become an actual or matured liability (and including as to contingent liabilities arising pursuant to any guarantee the face amount of such liability as reduced to reflect the probability of it becoming a matured liability).

          "Subordinated Indebtedness" means Indebtedness of the Borrower the terms of which are satisfactory to the Agent and the Required Lenders and which has been expressly subordinated in right of payment to all Indebtedness of the Borrower under the Loan Documents (i) by the execution and delivery of a subordination agreement, in form and substance satisfactory to the Agent and the Required Lenders, or (ii) otherwise on terms and conditions (including, without limitation, subordination provisions, payment terms, interest rates, covenants, remedies, defaults and other material terms) satisfactory to the Agent and the Required Lenders.

          "Subsidiary" means, with respect to any Person, any corporation, limited liability company, limited liability partnership or other limited or general partnership, trust, association or other business entity of which an aggregate of at least a majority of the outstanding Capital Stock or other interests entitled to vote in the election of the board of directors of such corporation (irrespective of whether, at the time, Capital Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency), managers, trustees or other controlling persons of such Person is, at the time, directly or indirectly, owned by such Person and/or one or more subsidiaries of such Person.

          "Term Loan" means, the loan made by the Lenders to the Borrower on the Funding Date pursuant to Article II.

          "Term Loan Commitment" means, with respect to each Lender, the Term Loan Commitment of such Lender to make its portion of the Term Loan to the Borrower in the amount set forth in Schedule 1.01(A) hereto, as the same may be terminated or reduced from time to time in accordance with the terms of this Agreement.

          "Term Loan Obligations" means all present and future indebtedness, obligations, and liabilities of the Borrower to the Agent and the Lenders, whether or not the right of payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured, unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in
Section 7.01. Without limiting the generality of the foregoing, the Term Loan Obligations of the Borrower under the Loan Documents include (a) the obligation to pay principal, interest, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by such Person under the Loan Documents, and (b) the obligation of such Person to reimburse any amount in respect of any of the foregoing that the Agent or any Lender (in its sole discretion) may elect to pay or advance on behalf of such Person.

          "Term Note" means any note issued by the Borrower pursuant to this Agreement and made payable to the order of a Lender in the principal amount of the portion of the Term Loan owing to such Lender.

          "Total Term Loan Commitment" means the sum of the amounts of the Lenders'

Term Loan Commitments.

          "UCC Filing Authorization Letter" means a letter duly executed by the Borrower authorizing the Agent to file appropriate financing statements on Form UCC-1 without the signature of the Borrower in such office or offices as may be necessary or, in the opinion of the Agent, desirable to perfect the security interests purported to be created by each Security Agreement and each Pledge Agreement.

          "Uniform Commercial Code" has the meaning specified therefor in
Section 1.03.

          "Voting Stock" means, with respect to any Person, (a) one or more classes of Capital Stock of such Person having general voting powers to elect at least a majority of the Board of Directors of such Person, irrespective of whether at the time Capital Stock of any other class or classes have or might have voting power by reason of the happening of any contingency, and (b) any Capital Stock of such Person convertible or exchangeable without restriction at the option of the holder thereof into Capital Stock of such Person described in clause (a) of this definition.

          Section 1.02 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any right or interest in or to assets and properties of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible. References in this Agreement to "determination" by the Agent include good faith estimates by the Agent (in the case of quantitative determinations) and good faith beliefs by the Agent (in the case of qualitative determinations).

          Section 1.03 Accounting and Other Terms. Unless otherwise expressly provided herein, each accounting term used herein shall have the meaning given it under GAAP applied on a basis consistent with those used in preparing the Financial Statements. All terms used in this Agreement which are defined in
Article 8 or Article 9 of the Uniform Commercial Code as in effect from time to time in the State of New York (the "Uniform Commercial Code") and which are not otherwise defined herein shall have the same meanings herein as set forth therein, provided that terms used herein which are defined in the Uniform Commercial Code as in effect in the State of New York on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as the Agent may otherwise determine.

          Section 1.04 Time References. Unless otherwise indicated herein, all references to time of day refer to Eastern Standard Time or Eastern daylight saving time, as in effect in New York City on such day. For purposes of the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding"; provided, however, that with respect to a computation of fees or interest payable to the Agent, any Lender or the L/C Issuer, such period shall in any event consist of at least one full day.

                                  ARTICLE II

                                 THE TERM LOAN

          Section 2.01 Term Loan Commitments. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender severally agrees to make its portion of the Term Loan to the Borrower on the Funding Date, in an aggregate principal amount not to exceed the amount of the Lender's Term Loan Commitment. The aggregate principal amount of the Term Loan made on the Funding Date shall not exceed the Total Term Loan Commitment. Any principal amount of the Term Loan which is repaid or prepaid may not be reborrowed.

          Section 2.02 Making the Term Loan. (a) The Borrower shall give the Agent prior telephonic notice (immediately confirmed in writing, in substantially the form of Exhibit E hereto (a "Notice of Borrowing")), not later than 12:00 noon (New York City time) on the Funding Date. Such Notice of Borrowing shall be irrevocable and shall specify (i) the principal amount of the Term Loan, (ii) the use of the proceeds of the Term Loan, and (iii) the borrowing date, which must be the Funding Date. The Agent and the Lender may act without liability upon the basis of written, telecopied or telephonic notice believed by the Agent in good faith to be from the Borrower (or from any Authorized Officer thereof designated in writing purportedly from the Borrower to the Agent). The Borrower hereby waives the right to dispute the Agent's record of the terms of any such telephonic Notice of Borrowing. The Agent and each Lender shall be entitled to rely conclusively on any Authorized Officer's authority to request the Term Loan on behalf of the Borrower until the Agent receives written notice to the contrary. None of the Agent and the Lenders shall have any duty to verify the authenticity of the signature appearing on the written Notice of Borrowing.

               (b) The Notice of Borrowing pursuant to this Section 2.02 shall be irrevocable and the Borrower shall be bound to make a borrowing in accordance therewith.

               (c) Except as otherwise provided in this subsection 2.02(b), the Term Loan under this Agreement shall be made by the Lenders proportionately to their respective Pro Rata Shares of the Total Term Loan Commitment, it being understood that no Lender shall be responsible for any default by any other Lender in that other Lender's obligations to make the Term Loan requested hereunder, nor shall the Commitment of any Lender be increased or decreased as a result of the default by any other Lender in that other Lender's obligation to make the Term Loan requested hereunder, and each Lender shall be obligated to make the Term Loan required to be made by it by the terms of this Agreement regardless of the failure by any other Lender.

          Section 2.03 Repayment of Term Loan; Evidence of Debt. (a) The outstanding principal of the Term Loan shall be repaid in full on the Final Maturity Date.

               (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrower to such Lender resulting from the portion of the Term Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

               (c)  The Agent shall maintain accounts in which it shall record
(i) the amount of the Term Loan made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Agent hereunder for the account of the Lenders and each Lender's share thereof.

               (d) The entries made in the accounts maintained pursuant to paragraph (c) or (d) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Term Loan in accordance with the terms of this Agreement.

               (e) Any Lender may request that the portion of the Term Loan made by it be evidenced by a promissory note. In such event, the Borrower shall execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) in a form furnished by the Agent and reasonably acceptable to the Borrower. Thereafter, the Term Loan evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.07) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

          Section 2.04   Interest.

               (a) Interest Rate. The Term Loan shall bear interest on the principal amount thereof from time to time outstanding, from the date of the Term Loan until such principal amount becomes due, at a rate per annum equal to 14%, provided, that upon the occurrence and during the continuance of an Event of Default, the principal of, and all accrued and unpaid interest on, the Term Loan, and all other Term Loan Obligations of the Borrower shall bear interest, from the date such Event of Default occurred until the date such Event of Default is cured or waived in writing in accordance herewith, at a rate per annum equal at all times to the Post-Default Rate.

               (b) Interest Payment. Interest on the Term Loan shall be payable monthly, in arrears, on the first day of each month, commencing on the first day of the month following the month in which the Term Loan is made and at maturity (whether upon demand, by acceleration or otherwise). Interest at the Post-Default Rate shall be payable on demand.

               (c) General. All interest shall be computed on the basis of a year of 360 days for the actual number of days, including the first day but excluding the last day, elapsed.

          Section 2.05 Reduction of Term Loan Commitment; Prepayment of the Term Loan.

               (a) Reduction of Term Loan Commitment. The Total Term Loan Commitment shall terminate at 5:00 p.m. (New York City time) on the Funding Date.

               (b)  Optional Prepayment. The Borrower may, upon at least five
(5) Business Days' prior written notice to the Agent, the principal of the Term Loan, in whole or in part. Each prepayment made pursuant to this Section 2.05(b) shall be accompanied by the payment of accrued interest to the date of such payment on the amount prepaid.

               (c)  Mandatory Prepayment.

                    (i) The Borrower will immediately prepay the outstanding principal amount of the Term Loan in the event that the Revolving Loan Obligations become due and payable or the Revolving Commitments are terminated or the Revolving Loan Agreement is terminated.

                    (ii) Upon any Disposition by the Borrower or its Subsidiaries, the Borrower shall prepay the outstanding principal amount of the Term Loan in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection with such Disposition to the extent that the aggregate amount of Net Cash Proceeds received by the Borrower and its Subsidiaries (and not paid to the Agent as a prepayment of the Term Loan) shall not have been applied to repay or redeem the Mortgage Notes. Nothing contained in this Subsection 2.05(c)(ii) shall permit the Borrower or any of its Subsidiaries to make a Disposition of any property that is not otherwise permitted hereunder.

                    (iii) Upon the issuance or incurrence by the Borrower or any of its Subsidiaries of any Indebtedness (other than Indebtedness described in Section 6.02(d)(ii)), or the sale or issuance by the Borrower or any of its Subsidiaries of any shares of its Capital Stock (other than to the Borrower), the Borrower shall prepay the outstanding amount of the Term Loan in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection therewith. The provisions of this Section 2.05(c)(iii) shall not be deemed to be implied consent to any such issuance, incurrence or sale that is not otherwise permitted by the terms and conditions of this Agreement.

                    (iv) Upon the receipt by the Borrower or any of its Subsidiaries of any Extraordinary Receipt in an amount in excess of $100,000, the Borrower shall prepay the outstanding principal of the Term Loan in an amount equal to 100% of such Extraordinary Receipt, net of any reasonable expenses incurred in collecting such Extraordinary Receipt.

               (d)  Interest and Fees. Any prepayment made pursuant to this
Section 2.05
shall be accompanied by accrued interest on the principal amount being prepaid to the date of prepayment, and if such prepayment would reduce the amount of the outstanding Term Loan to zero, such prepayment shall be accompanied by the payment of all fees accrued to such date pursuant to Section 2.06.

               (e) Cumulative Prepayments. Except as otherwise expressly provided in this Section 2.05, payments with respect to any subsection of this
Section 2.05 are in addition to payments made or required to be made under any other subsection of this Section 2.05.

          Section 2.06   Fees.

               (a) Closing Fee. On the Funding Date, the Borrower shall pay to the Agent for the account of the Lenders, in accordance with their Pro Rata Shares, a non-refundable closing fee equal to $400,000, which shall be due and deemed fully earned on the Funding Date.

               (b) Anniversary Fee. On each anniversary date of the Funding Date on which the Term Loan Obligations have not been paid in full, the Borrower shall pay to the Agent for the account of the Lenders, in accordance with their Pro Rata Shares, a non-refundable anniversary fee equal to $2,000,000, which shall be due and deemed fully earned on such anniversary of the Funding Date.

               (c) Prepayment Fee. In the event that the Borrower prepays all or any portion of the outstanding principal amount of the Term Loan at any time during the period from the Funding Date through the date that is 18 months after the Funding Date, the Borrower shall pay to the Agent for the account of the Lenders, in accordance with their Pro Rata Shares, a non-refundable prepayment fee equal to 1.5% of the principal amount prepaid.

          Section 2.07 Securitization. The Borrower hereby acknowledge that the Lenders and their Affiliates may sell or securitize the Term Loan (a "Securitization") through the pledge of the Term Loan as collateral security for loans to the Lender or their Affiliates or through the sale of the Term Loan or the issuance of direct or indirect interests in the Term Loan, which loans to the Lenders or their Affiliates or direct or indirect interests will be rated by Moody's, Standard & Poor's or one or more other rating agencies (the "Rating Agencies"). The Borrower shall cooperate with the Lenders and their Affiliates to effect the Securitization including, without limitation, by (a) amending this Agreement and the other Loan Documents, and executing such additional documents, as reasonably requested by the Lenders in connection with the Securitization, provided that (i) any such amendment or additional documentation does not impose material additional costs on the Borrower and (ii) any such amendment or additional documentation does not materially adversely affect the rights, or materially increase the obligations, of the Borrower under the Loan Documents or change or affect in a manner adverse to the Borrower the financial terms of the Term Loan, (b) providing such information as may be reasonably requested by the Lenders in connection with the rating of the Term Loan or the Securitization, and (c) providing in connection with any rating of the Term Loan a certificate
(i) agreeing to indemnify the Lenders and their Affiliates, any of the Rating Agencies, or any party providing credit support or otherwise participating in the Securitization (collectively, the "Securitization Parties") for any losses, claims, damages or liabilities (the "Liabilities") to which the Lenders, their Affiliates or such Securitization Parties may become subject insofar as the Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Loan Document or in any writing delivered by or on behalf of any the Borrower to the Lenders in connection with any Loan Document or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and such indemnity shall survive any transfer by the Lenders or their successors or assigns of the Term Loan and (ii) agreeing to reimburse the Lenders and their Affiliates for any legal or other expenses reasonably incurred by such Persons in connection with defending the Liabilities.

          Section 2.08 Taxes. (a) All payments made by the Borrower hereunder or under any other Loan Document shall be made without set-off, counterclaim, deduction or other defense. All such payments shall be made free and clear of and without deduction for any present or future income, franchise, sales, use, excise, stamp or other taxes, levies, imposts, deductions, charges, fees, withholdings, restrictions or conditions of any nature now or hereafter imposed, levied, collected, withheld or assessed by any jurisdiction (whether pursuant to Federal, state, local or foreign law) or by any political subdivision or taxing authority thereof or therein, and all interest, penalties or additional amounts, excluding taxes on the net income of any Lender, or the Agent imposed by the jurisdiction in which such Lender, or such Agent is organized or any political subdivision thereof or taxing authority thereof or any jurisdiction in which such Person's principal office is located or any political subdivision thereof or taxing authority thereof (such nonexcluded taxes, levies, imposts, deductions, charges, fees, withholdings, restrictions, conditions, interest, penalties and additional amounts being hereinafter collectively referred to as "Taxes"). If the Borrower shall be required to deduct or to withhold any Taxes from or in respect of any amount payable hereunder or under any other Loan Document,

                    (i) the amount so payable shall be increased so that after making all required deductions and withholdings (including Taxes on amounts payable pursuant to this sentence) the Lenders or the Agent, as the case may be, receive an amount equal to the sum they would have received had no such deduction or withholding been made,

                    (ii) the Borrower shall make such deduction or withholding,

                    (iii) the Borrower shall pay the full amount deducted or withheld to the relevant taxation authority in accordance with applicable law, and

                    (iv) as promptly as possible thereafter, the Borrower shall send the Lenders and the Agent an official receipt (or, if an official receipt is not available, such other documentation as shall be satisfactory to the Lender or the Agent as the case may be) evidencing payment of the amount or amounts so deducted or withheld. In addition, the Borrower agrees to pay any present or future taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, recordation or filing of, or otherwise with respect to, this Agreement or any other Loan Document other than the foregoing excluded taxes (hereinafter referred to as "Other Taxes").

               (b) The Borrower hereby indemnifies and agrees to hold the Lenders and the Agent harmless from and against Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.08) paid by any Lender or the Agent and any liability (including penalties, interest and expenses for nonpayment, late payment or otherwise) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Such indemnification shall be paid within 10 days from the date on which any such Lender or the Agent makes written demand therefor, which demand shall identify in reasonable detail the nature and amount of such Taxes or Other Taxes.

               (c) Each Lender that is organized in a jurisdiction outside the United States hereby agrees that it shall, no later than the Funding Date or, in the case of a Lender which becomes a party hereto pursuant to Section 9.07 after the Funding Date, the date upon which such Lender becomes a party hereto (and from time to time thereafter upon the reasonable request of the Borrower or the Agent, but only if such Lender is legally able to do so), deliver to the Borrower and the Agent either (i) two accurate, complete and signed copies of either (x) U.S. Internal Revenue Service Form W-8ECI or successor form, or (y) U.S. Internal Revenue Service Form W-8BEN or successor form, in each case, indicating that such Lender is on the date of delivery thereof entitled to receive payments of interest hereunder free from, or subject to a reduced rate of, withholding of United States Federal income tax or (ii) in the case of such a Lender that is entitled to claim exemption from withholding of United States Federal income tax under Section 871(h) or Section 881(c) of the Internal Revenue Code, (x) a certificate to the effect that such Lender is (A) not a "bank" within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code,
(B) not a "10 percent shareholder" of the Parent within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code and (C) not a controller foreign corporation receiving interest from a related person within the meaning of
Section 881(c)(3)(C) of the Internal Revenue Code and (y) two accurate, complete and signed copies of U.S. Internal Revenue Service Form W-8BEN or successor form.

               (d) If the Borrower fails to perform any of its obligations under this Section 2.08, the Borrower shall indemnify the Lender and the Agent for any taxes, interest or penalties that may become payable as a result of any such failure. The obligations of the Borrower under this Section 2.08 shall survive the termination of this Agreement and the payment of the Term Loan and all other amounts payable hereunder.

                                   ARTICLE III

                      FEES, PAYMENTS AND OTHER COMPENSATION

          Section 3.01 Audit and Collateral Monitoring Fees. The Borrower acknowledges that representatives of the Agent may visit any or all of the Borrower and/or conduct audits, inspections, valuations and/or field examinations of any or all of the Borrower at any time and from time to time in a manner so as to not unduly disrupt the business of the Borrower. The Borrower agrees to pay (i) $1,500 per day per examiner plus the examiner's out-of-pocket costs and reasonable expenses incurred in connection with all such visits, audits, inspections, valuations and field examinations and (ii) the cost of all visits, audits, inspections, valuations and field examinations conducted by a third party on behalf of the Agent.

          Section 3.02 Payments; Computations and Statements. The Borrower will make each payment under this Agreement not later than 12:00 noon (New York City time) on the day when due, in lawful money of the United States of America and in immediately available funds, to the Agent's Account. All payments received by the Agent after 12:00 noon (New York City time) on any Business Day will be credited to the Loan Account on the next succeeding Business Day. All payments shall be made by the Borrower without set-off, counterclaim, deduction or other defense to the Agent and the Lenders. Except as provided in Section 2.02, after receipt, the Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal ratably to the Lenders in accordance with their Pro Rata Shares and like funds relating to the payment of any other amount payable to any Lender to such Lender, in each case to be applied in accordance with the terms of this Agreement, provided that the Agent will cause to be distributed all interest and fees received from or for the account of the Borrower not less than once each month and in any event promptly after receipt thereof. Whenever any payment to be made under any such Loan Document shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in the computation of interest or fees, as the case may be. All computations of fees shall be made by the Agent on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such fees are payable. Each determination by the Agent of an interest rate or fees hereunder shall be conclusive and binding for all purposes in the absence of manifest error.

          Section 3.03 Sharing of Payments, Etc. Except as provided in Section 2.02, if any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of any Obligation in excess of its ratable share of payments on account of similar obligations obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in such similar obligations held by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender of any interest or other amount paid by the purchasing Lender in respect of the total amount so recovered). The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 3.03 may, to the fullest extent permitted by law, exercise all of its rights (including the Lender's right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

          Section 3.04   Apportionment of Payments. Subject to Section 2.02:

               (a) all payments of principal and interest in respect of outstanding Term Loan all payments of fees (other than the fees set forth in Section 2.06, and the audit and collateral monitoring fee provided for in
Section 3.01) and all other payments in respect of any other Term Loan Obligations, shall be allocated by the Agent among such of the Lenders as are entitled thereto, in proportion to their respective Pro Rata Shares or otherwise as provided herein or, in respect of payments not made on account of the Term Loan, as designated by the Person making payment when the payment is made.

               (b) After the occurrence and during the continuance of an Event of Default, the Agent may, and upon the direction of the Required Lenders shall, apply all payments in respect of any Term Loan Obligations and all proceeds of the Collateral, subject to the provisions of this Agreement, (i) first, ratably to pay the Term Loan Obligations in respect of any fees, expense reimbursements, indemnities and other amounts then due to the Agent until paid in full; (ii) second, ratably to pay the Term Loan Obligations in respect of any fees and indemnities then due to the Term Loan Lenders until paid in full; (iii) third, ratably to pay interest due in respect of the Term Loan until paid in full; (iv) fourth, ratably to pay principal of the Term Loan until paid in full, and (v) fifth, to the ratable payment of all other Term Loan Obligations then due and payable.

               (c) In each instance, so long as no Event of Default has occurred and is continuing, Section 3.04(b) shall not be deemed to apply to any payment by the Borrower specified by the Borrower to the Agent to be for the payment of Term Loan Obligations then due and payable under any provision of this Agreement or the prepayment of all or part of the principal of the Term Loan in accordance with the terms and conditions of Section 2.05.

               (d) For purposes of Section 3.04(b), "paid in full" with respect to interest shall include interest accrued after the commencement of any Insolvency Proceeding irrespective of whether a claim for such interest is allowable in such Insolvency Proceeding.

               (e) In the event of a direct conflict between the priority provisions of this Section 3.04 and other provisions contained in any other Loan Document, it is the intention of the parties hereto that both such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 3.04 shall control and govern.

          Section 3.05 Increased Costs and Reduced Return. If any Lender or the Agent shall have determined that any Capital Guideline or the adoption or implementation of, or any change in, any Capital Guideline by the Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender or the Agent or any Person controlling such Lender or the Agent with any Capital Guideline or with any request or directive of any such Governmental Authority with respect to any Capital Guideline, or the implementation of, or any change in, any applicable accounting principles (in each case, whether or not having the force of law), either (i) affects or would affect the amount of capital required or expected to be maintained by any Lender or the Agent or any Person controlling such Lender or the Agent, and any Lender, the Agent determines that the amount of such capital is increased as a direct or indirect consequence of the Term Loan made or maintained, any Lender's or the Agent's or any such other controlling Person's other obligations hereunder, or
(ii) has or would have the effect of reducing the rate of return on any Lender's or the Agent's any such other controlling Person's capital to a level below that which such Lender or the Agent or such controlling Person could have achieved but for such circumstances as a consequence of the Term Loan made or maintained, or any agreement to make the Term Loan, or such Lender's, the Agent's or such other controlling Person's other obligations hereunder (in each case, taking into consideration, such Lender's or the Agent's or such other controlling Person's policies with respect to capital adequacy), then, upon demand by any Lender or the Agent, the Borrower shall pay to such Lender or the Agent from time to time such additional amounts as will compensate such Lender, the Agent for such cost of maintaining such increased capital or such reduction in the rate of return on such Lender's or the Agent's or such other controlling Person's capital. A certificate of such Lender or the Agent claiming compensation under this Section 3.05, specifying the event herein above described and the nature of such event shall be submitted by such Lender or the Agent to the Borrower, setting forth the additional amount due and an explanation of the calculation thereof, and such Lender's or the Agent's reasons for invoking the provisions of this Section 3.05, and shall be final and conclusive absent manifest error.

                                  ARTICLE IV

                             CONDITIONS TO FUNDING

          Section 4.01 Conditions Precedent to the Term Loan. The obligation of any Lender to make its portion of the Term Loan is subject to the fulfillment in a manner satisfactory to the Agent of each of the following conditions precedent on or prior to the Funding Date:

               (a) Payment of Fees, Etc. The Borrower shall have paid on or before the date of this Agreement all fees, costs, expenses and taxes then payable pursuant to Section 2.06 and Section 9.04.

               (b) Representations and Warranties; No Event of Default. The following statements shall be true and correct: (i) the representations and warranties contained in Article V and in each other Loan Document, certificate or other writing delivered to the Agent or any Lender pursuant hereto or thereto on or prior to the Funding Date are true and correct on and as of the Funding Date as though made on and as of such date, (ii) the representations and warranties contained in the Revolving Loan Agreement and each other Revolving Loan Lender Agreement, certificate or other writing delivered to the Revolving Loan Agent and any Revolving Loan Lender pursuant thereto on or prior to the Funding Date are true and correct on and as of the Funding Date as though made on and as of such Funding Date, and (ii) no Default or Event of Default shall have occurred and be continuing on the Funding Date or would result from the consummation on the Funding Date of the transactions contemplated hereby and by the Plan of Reorganization.

               (c) Legality. The making of any portion of the Term Loan shall not contravene any law, rule or regulation applicable to the Agent or any Lender.

               (d) Revolving Loan Agreement. The Agent shall have received evidence that (i) the Revolving Credit Agreement is effective and the conditions precedent in Section 4.01 of the Revolving Loan Agreement have been satisfied and (ii) the Revolving Loan Lenders are funding the initial Revolving Loans in an amount not less than $57,000,000.

               (e) Series C Participating Preferred Stock. The Agent shall have received evidence that (i) 75,000 shares of Series C Participating Preferred Stock have been issued pursuant to the Certificate of Designations of Series C Participating Preferred Stock of the Borrower, and the Borrower has received not less than $75,000,000 in cash as payment therefor.

               (f)  Common Stock. The Agent shall have received evidence that
(i) 9,000,000 shares of common stock of the Borrower have been issued pursuant to the charter of the Borrower as in effect on the date hereof, and (ii) the Borrower has received not less than $5,000,000 in cash as payment therefor.

               (g) Delivery of Documents. The Agent shall have received on or before the Funding Date the following, each in form and substance satisfactory to the Agent and, unless indicated otherwise, dated the Funding Date:

                    (i) the Security Agreement, duly executed by the Borrower;

                    (ii) the Pledge Agreement, duly executed by the Borrower, together with the original stock certificates representing all of the common stock of the Borrower's subsidiaries and all intercompany promissory notes of the Borrower, accompanied by undated stock powers executed in blank and other proper instruments of transfer;

                    (iii) a UCC Filing Authorization Letter, duly executed by the Borrower, together with appropriate financing statements on Form UCC-1 duly filed in such office or offices as may be necessary or, in the opinion of the Agent, desirable to perfect the security interests purported to be created by each Security Agreement and each Pledge Agreement;

                    (iv) certified copies of request for copies of information on Form UCC-11, listing all effective financing statements which name as debtor the Borrower and which are filed in the offices referred to in paragraph (iii) above, together with copies of such financing statements, none of which, except as otherwise agreed in writing by the Agent, shall cover any of the Collateral and the results of searches for any tax Lien and judgment Lien filed against such Person or its property, which results, except as otherwise agreed to in writing by the Agent, shall not show any such Liens;

                    (v) a copy of the resolutions of the Borrower, certified as of the Funding Date by an Authorized Officer thereof, authorizing (A) the borrowings hereunder and the transactions contemplated by the Loan Documents to which the Borrower is or will be a party, and (B) the execution, delivery and performance by the Borrower of each Loan Document to which the Borrower is or will be a party and the execution and delivery of the other documents to be delivered by such Person in connection herewith and therewith;

                    (vi) a certificate of an Authorized Officer of the Borrower, certifying the names and true signatures of the representatives of the Borrower authorized to sign each Loan Document to which the Borrower is or will be a party and the other documents to be executed and delivered by the Borrower in connection herewith and therewith, together with evidence of the incumbency of such authorized officers;

                    (vii) a certificate of the appropriate official(s) of the state of organization and each state of foreign qualification of the Borrower certifying as to the subsistence in good standing of, and the payment of taxes by, the Borrower in such states, together with confirmation by telephone or telegram (where available) on the Funding Date from such official(s) as to such matters;

                    (viii) a true and complete copy of the charter of the Borrower certified as of a recent date by an appropriate official of the state of organization of such Loan Party which shall set forth the same complete name of the Borrower as is set forth herein and the organizational number of the Borrower, if an organized number is issued in such jurisdiction;

                    (ix) a copy of the charter and by-laws of the Borrower, together with all amendments thereto, certified as of the Funding Date by an Authorized Officer of the Borrower;

                    (x) (A) an opinion of Cahill Gordon & Reindel, special counsel to the Borrower, and Carlton Fields, P.A., special counsel to the Borrower, in each case as to such matters as the Agent may reasonably request;

                    (xi) a certificate of an Authorized Officer of the Borrower, certifying as to the matters set forth in subsection (b) of this
Section 4.01;

                    (xii) evidence of the insurance coverage required by this Agreement and the Security Agreement, in each case, with such endorsements as to the named insured or loss payees thereunder as the Agent may request and providing that such policy may be terminated or canceled (by the insurer or the insured thereunder) only upon 30 days' prior written notice to the Agent and each such named insured or loss payee, together with evidence of the payment of all premiums due in respect thereof for such period as the Agent may request;

                   (xiii) a certificate of an Authorized Officer of the Borrower, certifying the names and true signatures of the persons that are authorized to provide Notices of Borrowing, and all other notices under this Agreement and the other Loan Documents;

                    (xiv) a Collateral Access Agreement, duly executed by the Borrower and each other Person designated by the Agent in its reasonable discretion;

                    (xv) copies of the Material Contracts as in effect on the Funding Date, certified as true and correct copies thereof by an Authorized Officer of the Borrower, together with a certificate of an Authorized Officer of the Borrower stating that such agreements remain in full force and effect and that the Borrower has not breached or defaulted in any of its obligations under such agreements;

                    (xvi) to the extent requested by the Agent, a termination and release agreement with respect to any Indebtedness or other obligations and liens to be satisfied on the Funding Date pursuant to the Plan of Reorganization, duly executed by the Borrower and the holder of such Indebtedness or obligation, together with termination statements for all UCC financing statements naming such Person as secured party and covering any property of the

Borrower securing such Indebtedness or obligations;

                   (xvii) a copy of the Confirmation Order as duly entered by the Bankruptcy Court and entered on the docket of the Clerk of the Bankruptcy Court in the Chapter 11 Case of the Bankruptcy Court, following due notice to such creditors and other parties-in-interests as required by the Bankruptcy Court; and

                  (xviii) such other agreements, instruments, approvals, opinions and other documents, each satisfactory to the Agent in form and substance, as the Agent may reasonably request.

               (h) Approvals. All consents, authorizations and approvals of, and filings and registrations with, and all other actions in respect of, any Governmental Authority or other Person required in connection with the consummation of the Plan of Reorganization, the making of the Term Loan or the conduct of the Borrower's business shall have been obtained and shall be in full force and effect.

               (i) Proceedings; Receipt of Documents. All proceedings in connection with the making of the Term Loan and the other transactions contemplated by this Agreement and the other Loan Documents, and all documents incidental hereto and thereto, shall be satisfactory to the Agent and its counsel, and the Agent and such counsel shall have received all such information and such counterpart originals or certified or other copies of such documents as the Agent or such counsel may reasonably request.

                                   ARTICLE V

                        REPRESENTATIONS AND WARRANTIES

          Section 5.01 Representations and Warranties. The Borrower hereby represents and warrants to the Agent and the Lenders as follows:

               (a) Confirmation Order. The Borrower has delivered to the Agent a complete and correct copy of the Plan of Reorganization and the Confirmation Order (including all schedules, exhibits, amendments, supplements, modifications, assignments and all other documents delivered pursuant thereto or in connection therewith). The Borrower is not in default in the performance of or compliance with any provisions of the Plan of Reorganization. The Plan of Reorganization is in full force and effect as of the date hereof and has not been terminated, rescinded or withdrawn. The Confirmation Order is a Final Order and is in full force and effect, and has not been amended, modified or stayed and no appeal therefrom or request for hearing with respect thereto is pending. All conditions to confirmation and effectiveness of the Plan of Reorganization have been satisfied or validly waived pursuant to the Plan of Reorganization (other than conditions consisting of the effectiveness of this Agreement). No court of competent jurisdiction has issued any injunction, restraining order or other order which prohibits consummation of the transactions described in the Confirmation Order and no governmental or other action or proceeding has been commenced, seeking any injunction, restraining order or other order which seeks to void or otherwise modify the transactions described in the Confirmation

Order.

               (b) Organization, Good Standing, Etc. The Borrower (i) is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of the state or jurisdiction of its organization, (ii) has all requisite power and authority to conduct its business as now conducted and as presently contemplated and, in the case of the Borrower, to make the borrowings hereunder, and to execute and deliver each Loan Document to which it is a party, and to consummate the transactions contemplated thereby, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary.

               (c) Authorization, Etc. The execution, delivery and performance by the Borrower of each Loan Document to which it is or will be a party, (i) have been duly authorized by all necessary action, (ii) do not and will not contravene its charter or by-laws, its limited liability company or operating agreement or its certificate of partnership or partnership agreement, as applicable, or any applicable law or any contractual restriction binding on or otherwise affecting it or any of its properties, (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Loan Document) upon or with respect to any of its properties, and (iv) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties.

               (d) Governmental Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required in connection with the due execution, delivery and performance by the Borrower of any Loan Document to which it is or will be a party.

               (e) Enforceability of Loan Documents. This Agreement is, and each other Loan Document to which the Borrower is or will be a party, when delivered hereunder, will be, a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws.

               (f)  Litigation; Commercial Tort Claims. Except as set forth in
Schedule 8.6 to the Information Certificate, (i) there is no pending or, to the best knowledge of the Borrower, threatened action, suit or proceeding affecting the Borrower before any court or other Governmental Authority or any arbitrator that (A) if adversely determined, could have a Material Adverse Effect or (B) relates to this Agreement or any other Loan Document or any transaction contemplated hereby or thereby or by the Plan of Reorganization and (ii) as of the Funding Date, the Borrower does not hold any commercial tort claims in respect of which a claim has been filed in a court of law or a written notice by an attorney has been given to a potential defendant.

               (g) Financial Condition.

                    (i) The audited financial statements of the Borrower for the fiscal year ended December 31, 2001 and for the fiscal quarters of the Borrower ended March 31, 2002 and June 30, 2002, respectively, copies of which have been delivered by the Borrower to the Agent and each Lender, fairly present, in all material respects, the financial condition of the Borrower as at the respective dates thereof and the results of operations of the Borrower for the fiscal periods ended on such respective dates, all in accordance with GAAP, and since December 31, 2001 no event or development has occurred that has had or could have a Material Adverse Effect.

                    (ii) The financial projections, dated August 23, 2002, copies of which have been delivered by the Borrower to the Agent and each Lender, have been prepared in good faith by the Borrower, based on assumptions believed by the Borrower to be reasonable at the time made and upon the best information then reasonably available to the Borrower, and the Borrower is not aware of any facts or information that would lead it to believe that such projections, are incorrect or misleading in any material respect.

               (h) Regulations T, U and X. The Borrower is not or will not be engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation T, U or X), and no proceeds of the Term Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

               (i) Adverse Agreements, Etc. The Borrower is not is a party to any agreement or instrument, or subject to any charter, limited liability company agreement, partnership agreement or other corporate, partnership or limited liability company restriction or any judgment, order, regulation, ruling or other requirement of a court or other Governmental Authority, which has, or in the future could have, a Material Adverse Effect.

               (j) Use of Proceeds. The proceeds of the Term Loan shall be used to pay obligations payable on the Funding Date in accordance with the Confirmation Order and the Plan of Reorganization.

               (k) Solvency. After giving effect to the consummation of transactions contemplated by this Agreement and the Plan of Reorganization to take place on the Funding Date, the Borrower is Solvent.

               (l) Material Contracts. Set forth on Schedule 1.86 to the Information Certificate is a complete and accurate list as of the Funding Date of all Material Contracts of the Borrower. Each such Material Contract (i) is in full force and effect and is binding upon and enforceable against the Borrower that is a party thereto and, to the best knowledge of the Borrower, all other parties thereto in accordance with its terms, (ii) has not been otherwise amended or modified, and (iii) is not in default due to the action of the Borrower or, to the best knowledge of the Borrower, any other party thereto.

               (m) Holding Company and Investment Company Acts. The Borrower is not (i) a "holding company" or a "subsidiary company" of a "holding company " or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of

1935, as amended, or (ii) an "investment company" or an "affiliated person" or "promoter" of, or "principal underwriter" of or for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

               (n)  Subsidiaries. The Borrower has no Subsidiaries.

               (o) Name; Jurisdiction of Organization; Organizational ID Number; Chief Place of Business; Chief Executive Office; FEIN. The Information Certificate sets forth a complete and accurate list as of the date hereof of (i) the exact legal name of the Borrower, (ii) the jurisdiction of organization of the Borrower, (iii) the organizational identification number of the Borrower (or indicates that the Borrower has no organizational identification number), (iv) each place of business of the Borrower, (v) the chief executive office of the Borrower, (vi) the federal employer identification number of the Borrower and
(vii) all tradenames used by the Borrower.

               (p) Locations of Collateral. There is no location at which the Borrower has any Collateral (except for Inventory in transit) other than those locations listed on Schedule 5.01(p). Schedule 5.01(p) hereto contains a true, correct and complete list, as of the Funding Date, of the legal names and addresses of each warehouse at which Collateral of the Borrower is stored. None of the receipts received by the Borrower from any warehouse states that the goods covered thereby are to be delivered to bearer or to the order of a named Person or to a named Person and such named Person's assigns.

               (q) Security Interests. The Security Agreement creates in favor of the Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral secured thereby. Upon the filing of the UCC-1 financing statements described in Section 4.01(e)(iii) and the recording of the Assignments for Security referred to in each Security Agreement in the United States Patent and Trademark Office and the United States Copyright Office, as applicable, such security interests in and Liens on the Collateral granted thereby shall be perfected security interests, subject as to priority only to the Liens created pursuant to the Revolving Credit Agreement and the Mortgage Note Agreements, and no further recordings or filings are or will be required in connection with the creation, perfection or enforcement of such security interests and Liens, other than (i) the filing of continuation statements in accordance with applicable law, (ii) the recording of the Assignments for Security pursuant to each Security Agreement in the United States Patent and Trademark Office and the United States Copyright Office, as applicable, with respect to after-acquired U.S. patent and trademark applications and registrations and U.S. copyrights and (iii) the recordation of appropriate evidence of the security interest in the appropriate foreign registry with respect to all foreign intellectual property.

               (r) Representations and Warranties in Revolving Loan Lender Agreements. All representations and warranties set forth in the Revolving Loan Agreement and the other Revolving Loan Lender Agreements are true and correct in all respects at the time as of which such representations were made and on the Funding Date.

                                  ARTICLE VI

                            COVENANTS OF THE BORROWER

          Section 6.01 Covenants Incorporated by Reference From the Revolving Loan Agreement. So long as any principal of or interest on the Term Loan or any other Obligation (whether or not due) shall remain unpaid or any Lender shall have any Term Loan Commitment hereunder:

          Covenants Incorporated by Reference. Sections 7.1 through 7.7, 9.1 through 9.6, 9.13 through 9.16 and 9.18 through 9.21 of the Revolving Loan Agreement, as in effect on the date hereof and without giving effect to any amendment, waiver, other modification or termination of the Revolving Loan Agreement, are incorporated herein by reference as subsections (a) through (u) of this Section 6.01, together with the defined terms used therein and the definitions of such terms, and all references in such sections to other sections or subsections of, or schedules attached to, the Revolving Loan Agreement being deemed to refer to the corresponding sections or subsections of, or schedules attached to, this Agreement, provided that any provision of the Revolving Loan Agreement that is incorporated by reference in this Agreement pursuant to this
Section 6.01 shall be subject to the condition that, as incorporated in this Agreement, (a) each reference therein to "each Lender", "any Lender", "a Lender", the "Lenders" or words of similar import shall be deemed to be a reference to the Lenders hereunder, (b) each reference therein to "each Agent", "any Agent", "an Agent", the "Agent" or words of similar import shall be deemed to be a reference to the Agent hereunder, (c) each reference therein to the "Commitment" or "Commitments" shall be deemed to be a reference to the Term Loan Commitments hereunder, (d) each reference to "this Agreement" or words of similar import shall be deemed to be a reference to this Agreement, (e) each reference to "Loans" or words of similar import shall be deemed a reference to the Term Loan hereunder, (f) each reference to "Default" or "Event of "Default" or words of similar import shall be deemed to be a reference to a Default or an Event of Default, respectively, under this Agreement and (g) the projections referred to in Section 9.6(b) of the Revolving Loan Agreement shall present the projected financial information therein on a monthly basis.

          Section 6.02 Additional Affirmative and Negative Covenants. So long as any principal of or interest on the Term Loan or any other Term Loan Obligation (whether or not due) shall remain unpaid or any Lender shall have a Term Loan Commitment hereunder, unless the Required Lenders shall otherwise consent in writing:

               (a) Additional Collateral Security. The Borrower shall, to the extent not prohibited by the terms of the Revolving Loan Agreement or the Mortgage Note Agreement, cause:

                    (i) each Subsidiary of the Borrower not in existence on the Funding Date, to execute and deliver to the Agent promptly and in any event within three days after the formation, acquisition or change in status thereof
(A) a guaranty guaranteeing the Term Loan Obligations, (B) a security agreement providing for security interests in substantially all of such Subsidiary's assets, (C) if such Subsidiary has any Subsidiaries, a pledge agreement providing for a security interest in all shares of such Capital Stock, in each case in form and substance reasonably satisfactory to the Required Lenders, together with (x) a UCC Filing Authorization Letter, duly executed by such Subsidiary, (y) certificates evidencing all of the Capital Stock of any Person owned by such Subsidiary and (z) undated stock powers executed in blank with signature guaranteed, (D) such other agreements, instruments, approvals, legal opinions or other documents requested by the Agent in order to create, perfect or otherwise protect any Lien purported to be covered by any such security agreement or pledge agreement or otherwise to effect the intent that such Subsidiary shall become bound by all of the terms, convenants and agreements contained in the Loan Documents and that all property and assets of such Subsidiary shall become Collateral for the Term Loan Obligations; and

                   (ii) each owner of the Capital Stock of any such Subsidiary to execute and deliver promptly and in any event within three days after the formation or acquisition of such Subsidiary a pledge agreement, in form and substance satisfactory to the Agent, together with (A) certificates evidencing all of the Capital Stock of such Subsidiary, (B) undated stock powers or other appropriate instruments of assignment executed in blank with signature guaranteed, (C) such opinion of counsel and such approving certificate of such Subsidiary as the Agent may reasonably request in respect of complying with any legend on any such certificate or any other matter relating to such shares and
(D) such other agreements, instruments, approvals, legal opinions or other documents requested by the Agent.

               (b) Sale of Assets, Consolidation, Merger, Dissolution, Etc. The Borrower shall not, and shall not permit any Subsidiary of the Borrower to, directly or indirectly,

                    (i) merge into or with or consolidate with any other Person or permit any other Person to merge into or with or consolidate with it, except that a Subsidiary of the Borrower may merge into or with or consolidate with the Borrower or a wholly-owned domestic Subsidiary of the Borrower, provided, that, each of the following conditions is satisfied as determined by the Agent: (A) the Agent shall have received not less than ten (10) Business Days' prior written notice of the intention of the Borrower to so merge or consolidate, and such information with respect thereto as the Agent may reasonably request, (B) as of the effective date of such merger or consolidation and after giving effect thereto, no Event of Default shall exist or have occurred, (C) the Agent shall have received true, correct and complete copies of all agreements, instruments and other documents relating to such merger, including, but not limited to, the certificate or certificates of merger as filed with each appropriate Secretary of State, (D) the Borrower or such wholly-owned domestic Subsidiary shall be the surviving entity and shall immediately upon the effectiveness of the merger expressly confirm in writing pursuant to an agreement, in form and substance satisfactory to the Agent, its continuing liability in respect of the Term Loan Obligations and the Loan Documents to which it is a party and execute and deliver such other agreements, instruments and other documents and instruments as the Agent may reasonably request in connection therewith, (E) any Guarantor shall ratify and confirm that its guarantee of the Term Loan Obligations shall apply to the Term Loan Obligations as assumed by such surviving entity and ratify and confirm any other agreements by such Obligors in favor of the Agent, and (F) the surviving entity shall not become obligated with respect to any Indebtedness, nor any of its property become subject to any lien, unless the Borrower could incur such Indebtedness or create such lien hereunder;

                    (ii) sell, issue, assign, lease, license, transfer, abandon or otherwise dispose of any Capital Stock or Indebtedness to any other Person or any of its assts to any other Person, except for:

                         (A)  sales of Inventory in the ordinary course of
business,

                         (B)  the sale or other Disposition of Equipment
(including worn-out or obsolete Equipment or Equipment no longer used or useful in the business of the Borrower) or other assets (other than any Collateral) no longer used in the conduct of its business so long as such sales or other Dispositions do not involve Equipment or such other assets (other than any Collateral) having an aggregate fair market value in excess of $3,000,000 for all such Equipment or other assets (other than Collateral) disposed of in any fiscal year of the Borrower and the Net Cash Proceeds of such sale or other Disposition are applied in accordance with Section 2.05,

                         (C)  sales or other Dispositions by the Borrower of
assets or properties consisting of the Mortgage Note Collateral; provided, that, as to each and all such sales or Dispositions, (1) the Agent shall have received not less than ten (10) Business Days' prior written notice of such sale or Disposition, and such other information with respect thereto as the Agent may reasonably request, (2) such sale or Disposition is consummated in accordance with the terms and conditions of the Mortgage Note Agreements and the Mortgage
Note Intercreditor Agreement, and (3) the Net Cash Proceeds of such sale or other Disposition are applied in accordance with Section 2.05;

                         (D)  the issuance or sale of Capital Stock by the
Borrower or any Subsidiary of the Borrower after the date hereof or as sales or issuances of Capital Stock issued by Subsidiaries formed or acquired to the extent permitted hereby; provided, that (1) in the case of any such sale or issuance of Capital Stock of a Subsidiary or, if an Event of Default has occurred and is continuing, any issuance of Capital Stock of the Borrower, the Agent shall have received not less than ten (10) Business Days' prior written notice of such issuance and sale, which notice shall specify the parties to whom such shares are to be sold, the terms of such sale, the total amount which it is anticipated will be realized from the issuance and sale of such stock and the net cash proceeds which it is anticipated will be received by the Borrower from such sale, (2) the Borrower shall not be required to pay any cash dividends or repurchase or redeem such Capital Stock or make any other payments in respect thereof prior to March 31, 2005, except as otherwise permitted by Section 6.02(f), (3) the terms of Capital Stock, and the terms and conditions of the purchase and sale thereof, shall not include any terms that are more restrictive or burdensome to the Borrower than the terms of any Capital Stock of the Borrower in effect on the date hereof, (4) in the case of any such sale or issuance of Capital Stock of a Subsidiary or, if an Event of Default has occurred and is continuing, any issuance of Capital Stock of the Borrower, after giving effect to such issuance or sale, no Event of Default shall exist or have occurred and be continuing and (5) the Net Cash Proceeds of such sale or other Disposition are applied in accordance with Section 2.05;

                         (E)  (1) the issuance of Capital Stock of the Borrower
consisting of common stock (and options therefor) in accordance with the terms and conditions of the Plan of Reorganization as in effect on the date hereof and the Confirmation Order as in effect on the date hereof. (2) the issuance of the PBGC Warrant and the Series C Participating Preferred Stock in accordance with the terms and conditions of the Plan of Reorganization as in effect on the date hereof and the Confirmation Order as in effect on the date hereof, (3) the issuance of Capital Stock of the Borrower consisting of common stock pursuant to the exercise of options therefor that have been issued pursuant to the Plan of Reorganization as in effect on the date hereof or pursuant to the exercise of its PBGC Warrant as in effect on the date hereof and (4) the issuance of Capital Stock to qualify directors to the extent required by applicable law in the ordinary course:

                         (F)  the issuance of Capital Stock of the Borrower
consisting of common stock pursuant to an employee stock option or grant or similar equity plan or 401(k) plans of the Borrower for the benefit of its employees, directors and consultants;

                         (G)  the deposit of $450,000 on the date hereof in an
escrow fund pursuant to which the Borrower becomes a contributing member of the GMP Multiemplover Plan in accordance with the terms and conditions of the Plan of Reorganization as in effect on the date hereof and the Confirmation Order as in effect on the date hereof,

                         (H)  the licensing by the Borrower or a Subsidiary of
the Borrower of Intellectual Property owned by it to another Person: provided, that, as to any such license: (1) the transaction with respect to such license is an arm's length transaction in the ordinary course of business of the Borrower or such Subsidiary, (2) the Borrower or such Subsidiary receives at least fair market value with respect to the value of such license as determined by the Borrower in good faith, and (3) any rights of the Borrower or such Subsidiary shall be subject to the rights of the Agent in such Intellectual Property, including, without limitation, the rights of the Agent to use such Intellectual Property in connection with the exercise of the Agent's rights and remedies with respect to the Collateral;

                         (I)  Investments permitted by Section 6.02(e);

                         (J)  sale and leaseback transactions with respect to
Equipment, real property or other assets not constituting Collateral so long as the following conditions shall have been satisfied, (1) the Agent shall have received not less than ten (10) Business Days' prior written notice of such sale or leaseback and such other information with respect thereto as the Agent may reasonably request, (2) after giving effect to such transaction no Default or Event of Default has occurred and is continuing, (3) such transaction is an arm's length transaction and the Borrower or such Subsidiary, as the case may be, receives at least fair market value, as determined in good faith by the Borrower, in connection with such transaction and (4) the Agent shall have received, in form and substance satisfactory to the Agent, a Collateral Access Agreement with respect to such Equipment, real property or other assets and (5) the Net Cash Proceeds of such transaction are applied in accordance with Section 2.05;

                         (K)  discounts, settlement or compromise of
Indebtedness evidenced by the Pabst Notes to the extent permitted by Section 6.02(s);

                    (iii) form or acquire any Subsidiaries, except, that, the Borrower may form or acquire Subsidiaries (to the extent permitted by subsection
(i) above and Section 6.02(e)) after the date hereof; provided, that (A) as of the date of such formation or acquisition, and after giving effect thereto or otherwise, no Default or Event of Default shall have occurred and be continuing,(B) such Subsidiary shall be incorporated in a State of the United States, (C) upon such formation or acquisition, the Borrower shall comply with Section 6.02(a) with respect to such Subsidiary and (D) the amount of the investment by the Borrower in the Capital Stock of such Subsidiary and any other amounts paid by the Borrower, to or in connection with the formation or acquisition of such Subsidiary shall not exceed the amount permitted under
Section 6.02(e);

                    (iv) wind up, liquidate or dissolve, except that any Subsidiary of the Borrower (other than a Guarantor) may wind up. liquidate and dissolve so long as, each of the following conditions is satisfied, (A) such winding up, liquidation or dissolution shall be done in accordance with the requirements of all applicable laws and regulations, (B) effective upon such winding up, liquidation or dissolution, all of the assets and properties of such Subsidiary shall be duly and validly transferred and assigned to its shareholders or its creditors, (C) upon the request of the Agent, the Borrower shall deliver to the Agent all agreements, instruments and other documents that the Borrower or any Subsidiary of the Borrower has filed with any Governmental Authority or as are otherwise required to effectuate such winding up, liquidation or dissolution, (D) the Borrower or such Subsidiary, as the case may be, shall not acquire any material liabilities not otherwise permitted hereby as a result of such winding up, liquidation or dissolution, (E) the Agent shall have received not less than ten (10) Business Days prior written notice of the intention of such Subsidiary to wind up, liquidate or dissolve, and (F) as of the date of such winding up, liquidation or dissolution and after giving effect thereto, no Default or Event of Default shall exist or have occurred; or

                    (v) agree to do any of the foregoing provided that any of the Borrower and its Subsidiaries may enter into agreements to effectuate any transaction otherwise prohibited by this Section 6.02(b) so long as (i) concurrently with the execution and delivery of any such agreement, the Borrower shall provide the Agent notice thereof and (ii) the consummation of any such agreement is conditioned upon obtaining the consent of the Required Lenders or the repayment in full of the Term Loan Obligations in accordance with its terms hereof.

               (c) Encumbrances. The Borrower shall not, and shall not permit any Subsidiary of the Borrower to, create, incur, assume or suffer to exist any security interest, mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on any of its assets or properties, including the Collateral, except:

                    (i) the security interests and liens of the Agent for itself and the benefit of the Lenders;

                    (ii)   liens securing the payment of taxes,
assessments or other governmental charges or levies either not yet overdue or the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to the Borrower or any Subsidiary of the Borrower, as the case may be, and with respect to which adequate reserves have been set aside on its books;

                    (iii) non-consensual statutory liens (other than liens securing the payment of taxes) arising in the ordinary course of the Borrower 's or such Subsidiary's business to the extent: (A) such liens secure Indebtedness which is not overdue or does not exceed $250,000 at any one time outstanding, or (B) such liens secure Indebtedness or other obligations relating to claims or liabilities which are fully insured and being defended at the sole cost and expense and at the sole risk of the insurer or being contested in good faith by appropriate proceedings diligently pursued and available to the Borrower or such Subsidiary, in each case prior to the commencement of foreclosure or other similar proceedings and with respect to which adequate reserves have been set aside on its books;

                    (iv) zoning restrictions, easements, licenses, covenants and other restrictions affecting the use of real property which do not interfere in any material respect with the use of such Real Property or ordinary conduct of the business of the Borrower or such Subsidiary as presently conducted thereon or materially impair the value of the Real Property which may be subject thereto;

                    (v) purchase money security interests in Equipment (including Capital Leases) and purchase money mortgages on Real Property to secure Indebtedness permitted under Section 6.02(d)(ii);

                    (vi) liens and security interests of the Equipment Lender to secure the Indebtedness arising in connection with the Equipment Financing to the extent permitted by Section 6.02(d)(vi) (including precautionary UCC financing statements in connection therewith);

                    (vii) pledges and deposits of cash after the date hereof in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security benefits consistent with the current practices of the Borrower as of the date hereof;

                    (viii) pledges and deposits of cash after the date hereof to secure the performance of tenders, bids, leases, trade contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations in each case in the ordinary course of business consistent with the current practices of the Borrower as of the date hereof;

                    (ix) liens arising from (A) operating leases and the precautionary UCC financing statement filings in respect thereof, and (B) equipment or other materials which are not owned by the Borrower or a Subsidiary of the Borrower but are located on the premises of the Borrower or a Subsidiary of the Borrower (but not in connection with, or as part of, the financing thereof) from time to time in the ordinary course of business and consistent with current practices of the Borrower and the precautionary UCC financing statement filings thereof;

                    (x) the security interests in and mortgages and liens upon the Mortgage Note Collateral and the Shared Collateral in favor of Mortgage Note Trustee to secure the Mortgage Note Debt to the extent permitted hereunder; provided, that, such security interests in and mortgages and liens upon Mortgage Note Trustee are and shall at all times extend to and include the Mortgage Note Collateral and the Shared Collateral (and not any of the Collateral) as set forth in the Mortgage Note Intercreditor Agreement;

                    (xi) the security interests in and mortgages and liens upon the Collateral and the Shared Collateral of the Revolving Loan Agent to secure the Revolving Loan Debt to the extent permitted hereunder; provided, that, such security interests in and mortgages and liens upon the Collateral and Shared Collateral of Revolving Loan Agent are and shall at all times be subject to the terms of the Mortgage Note Intercreditor Agreement and the Collateral Agency Agreement;

                    (xii) judgments and other similar liens arising in connection with court proceedings that do not constitute an Event of Default; provided, that, (A) such liens are being contested in good faith and by appropriate proceedings diligently pursued, (B) adequate reserves or other appropriate provision, if any, as are required by GAAP have been made therefor, and (C) a stay of enforcement of any such liens is in effect;

                    (xiii) leases or subleases of equipment, real property or other property (not including Collateral) granted to other Persons in the ordinary course of business by the Borrower or a Subsidiary of the Borrower so long as (A) the Agent shall have received not less than ten (10) Business Days' prior written notice of such lease or sublease, and such other information with respect thereto as the Agent may reasonably request, and (B) the Agent shall have received, in form and substance satisfactory to the Agent, a Collateral Access Agreement:

                    (xiv) security interests, liens and mortgages existing on property or assets (other than Collateral) acquired pursuant to an acquisition permitted by Section 6.02(e) or on property or assets (other than any Collateral) of a Person in existence at the time such Person becomes a Subsidiary of the Borrower pursuant to an acquisition permitted by Section 6.02(e), provided, that, (i) any Indebtedness that is secured by any such security interests or liens is otherwise permitted by Section 6.02(d), (ii) such security interests and liens are not incurred in connection with. or in contemplation of, any such acquisition, and do not attach to any Collateral or any asset of the Borrower or any of its Subsidiaries, other than the property or assets (or the property or assets of the Person) being so acquired (but in any event not any Collateral) after giving effect to such acquisition, and (iii) the Borrower shall have used its reasonable best efforts to cause to be delivered to the Agent, in form and substance satisfactory to the Agent, a Collateral Access Agreement, duly authorized, executed and delivered by the holder of any such security interest or lien; and

                    (xv)   the security interests and liens set forth on
Schedule 8.4 to the Information Certificate.

               (d) Indebtedness. The Borrower shall not, and shall not permit any Subsidiary of the Borrower to, incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any Indebtedness, or guarantee, assume, endorse, or otherwise become responsible for (directly or indirectly), the Indebtedness, performance, obligations or dividends of any other Person, except:

                    (i)    the Term Loan Obligations;

                    (ii) purchase money Indebtedness (including Capital Leases) arising after the date hereof to the extent secured by purchase money security interests in Equipment (including Capital Leases) and purchase money mortgages on real property not to exceed $15,000,000 in the aggregate at any time outstanding so long as such security interests and mortgages do not apply to any property of the Borrower or any Subsidiary of the Borrower other than the Equipment or real property so acquired, and the Indebtedness secured thereby does not exceed the cost of the Equipment or real property so acquired, as the case may be;

                    (iii) unsecured Indebtedness of the Borrower arising after the date hereof to any third person; provided, that, each of the following conditions is satisfied as determined by the Agent: (A) such Indebtedness shall be on terms and conditions acceptable to the Agent and the Lenders and shall be subject and subordinate in right of payment to the right of the Agent and the Lenders to receive the prior indefeasible payment and satisfaction of all of the Term Loan Obligations pursuant to the terms of a subordination agreement between the Agent and such third party, in form and substance satisfactory to the Agent its good faith judgment, (B) the Agent shall have received not less than ten
(10) days prior written notice of the intention of the Borrower to incur such Indebtedness, which notice shall set forth in reasonable detail satisfactory to the Agent the amount of such Indebtedness, the person or persons to whom such Indebtedness will be owed, the interest rate, the schedule of repayments and maturity date with respect thereto and such other information as the Agent may request with respect thereto, (C) promptly upon request by the Agent, the Agent shall have received true, correct and complete copies of all agreements, documents and instruments evidencing or otherwise related to such Indebtedness,
(D) all of the proceeds of such Indebtedness shall be paid to the Agent for application to the Term Loan Obligations in accordance with Section 2.05 and (E) after giving effect thereto, no Default or Event of Default shall exist;

                    (iv) Indebtedness of the Borrower to the Revolving Loan Agent and Revolving Loan Lenders evidenced by or arising under the Revolving Loan Agreement and other Revolving Loan Lender Agreements (as in effect on the date hereof); provided, that the principal amount of such Indebtedness shall not exceed the lesser of $110,000,000 (reduced by any permanent reduction of the commitments thereunder) and 110% of Availability thereunder;

                    (v) Indebtedness of the Borrower to the Mortgage Note Trustee and the Mortgage Note Holders evidenced by or arising under the Mortgage Notes and the other Mortgage Note Agreements (as in effect on the date hereof); provided, that the principal amount of such Indebtedness shall not exceed $150,000,000, less the aggregate amount of all repayments, repurchases or redemptions thereof, whether optional or mandatory, plus interest thereon at the rate provided in the Mortgage Notes as in effect on the date hereof;

                    (vi) the Indebtedness set forth on Schedule 9.9 to the Information Certificate in accordance with the terms of such Indebtedness in effect on the Funding Date;

                    (vii) Indebtedness with respect to surety bonds, appeal bonds or like instruments acquired in the ordinary course of business or in connection with the enforcement of rights or claims of the Borrower or any of its Subsidiaries or in connection with judgments that do not result in a Default or an Event of Default provided. that. the aggregate outstanding amount of all such surety bonds, appeal bonds and like instruments permitted by this clause
(i) shall not at any time exceed $500,000;

                    (viii) Indebtedness under Hedge Agreements on terms acceptable to the Agent; and

                    (ix) intercompany Indebtedness among the Borrower and its Subsidiaries to the extent permitted by Section 6.02(e).

               (e) Loans, Investments, Etc. The Borrower shall not, and shall not permit any Subsidiary of the Borrower to, directly or indirectly, make any loans or advance money or property to any Person, or invest in (by capital contribution or otherwise) or purchase or repurchase the Capital Stock or Indebtedness or all or a substantial part of the assets or property of any Person, or form or acquire any Subsidiaries, or agree to do any of the foregoing, except:

                    (i) the endorsement of instruments for collection or deposit in the ordinary course of business;

                    (ii)   investments in cash or Cash Equivalents;

                    (iii) loans and advances by the Borrower or any Subsidiary of the Borrower to officers, directors and other employees not to exceed the principal amount of $100,000 in the aggregate at any time outstanding for: (A) reasonably and necessary work-related travel or other ordinary business expenses to be incurred by such employee in connection with their work for the Borrower or such Subsidiary, as the case may be, and (B) reasonable and necessary relocation expenses of such employees (including home mortgage financing for relocated employees);

                    (iv) stock or obligations issued to the Borrower or any Subsidiary of the Borrower by any Person (or the representative of such Person) in respect of Indebtedness of such Person owing to the Borrower or such Subsidiary in connection with the insolvency, bankruptcy, receivership or reorganization of such Person or a composition or readjustment of the debts of such Person; provided, that, the original of any such stock or instrument evidencing such obligations shall be promptly delivered to the Revolving Credit Agent or the Agent, together with such stock power, assignment or endorsement by the Borrower as the Revolving Credit Agent or the Agent may request;

                    (v) obligations of account debtors arising from Accounts which are past due evidenced by a promissory note made by such account debtor payable to the Borrower or any Subsidiary of the Borrower; provided, that, promptly upon the receipt of the original of any such promissory note by the Borrower or such Subsidiary, such promissory note shall be endorsed to the order of the Revolving Credit Agent or the Agent and promptly delivered to the Revolving Credit Agent or the Agent, as applicable, as so endorsed;

                    (vi) loans of money or property (other than Collateral) after the date hereof by the Borrower or any Subsidiary of the Borrower to any Person other than an existing Affiliate of the Borrower as of the date hereof or investments after the date hereof by the Borrower or any Subsidiary of the Borrower by capital contribution in any Person other than an existing Affiliate of the Borrower as of the date hereof, that is or thereupon becomes a Subsidiary of the Borrower or the formation or acquisition after the date hereof of any Subsidiary of the Borrower organized under the laws of a State of the United States after the date hereof, provided, that, as to any such loans or investments, or the formation or acquisition of any such Subsidiary, each of the following conditions shall be satisfied;

                         (A)  as of the date of any such loan or investment, or
the formation or acquisition of such Subsidiary or any payments in connection with the formation or acquisition of such Subsidiary, and in each case after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing,

                         (B)  as of the date of any such loan or investment, or
the formation or acquisition of such Subsidiary or any payments in connection with the formation or acquisition of such Subsidiary, and in each case after giving effect thereto, the aggregate amount of the Excess Availability shall have been not less than $10,000,000 for each of the immediately preceding thirty
(30) consecutive days and as of the date of any such loan or investment or formation or acquisition or any payment in connection therewith and after giving effect thereto, the aggregate amount of the Excess Availability shall be not less than $10,000,000,

                         (C)  the Person receiving such loan or investment or
the Subsidiary formed or acquired, as the case may be, shall be engaged in a business related, ancillary or complimentary to the business of the Borrower permitted in this Agreement,

                         (D)  in the case of loans, the Indebtedness of such
Person to the Borrower or a Subsidiary of the Borrower arising pursuant to such loan, if evidenced by a note shall be evidenced by a single original promissory note issued by such Person payable to the Borrower or such Subsidiary, which shall evidence a valid and legally enforceable Indebtedness of Person to the Borrower or such Subsidiary that is, unless such note is made by a Subsidiary, unconditionally owing to the Borrower or such Subsidiary, without offset, defense or counterclaim of any kind, nature or description whatsoever, and the original of such promissory note issued by such Person to the Borrower or such Subsidiary shall be delivered to, and held by, the Agent as part of the Collateral, accompanied by such instruments of transfer or assignment duly executed in blank as the Agent may specify,

                         (E)  the Agent shall have received (1) not less than
ten (10) Business Days' prior written notice thereof setting forth in reasonable detail the nature and terms thereof, (2) true, correct and complete copies of all agreements, documents and instruments relating thereto and (3) such other information with respect thereto as the Agent may reasonably request, and

                         (F)  the aggregate amount of all such loans,
investments, acquisitions or payments shall not in any 12 month period exceed $5,000,000.

                    (vii) investments consisting of non-cash consideration received by the Borrower or any of its Subsidiaries in connection with any asset sale to the extent permitted by Section 6.02(a);

                    (viii) Hedge Agreements to the extent permitted by Section 6.02(d); and

                    (ix) intercompany loans and advances between or among the Borrower and its Subsidiaries to the extent permitted hereby.

               (f) Dividends and Redemptions. The Borrower shall not, directly or indirectly, declare or pay any dividends on account of any shares of class of any Capital Stock of the Borrower now or hereafter outstanding, or set aside or otherwise deposit or invest any sums for such purpose, or redeem, retire, defease, purchase or otherwise acquire any shares of any class of Capital Stock (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration or apply or set apart any sum, or make any other distribution (by reduction of capital or otherwise) in respect of any such shares or agree to do or agree to do any of the foregoing, or permit any of its Subsidiaries to do any of the foregoing, except that: (i) the Borrower and each Subsidiary of the Borrower may declare and pay such dividends or redeem, retire, defease, purchase or otherwise acquire any shares of any class of Capital Stock for consideration in the form of shares of common stock so long as after giving effect thereto no Change of Control or other Default or Event of Default shall exist or occur and such dividend, redemption, or repurchase shall not violate any law or regulation or the terms of any indenture, agreement or undertaking to which the Borrower or such Subsidiary or its property is bound;

                    (ii) any Subsidiary of the Borrower may declare and pay dividends with respect to any class of Capital Stock, in cash or other property (other than property in or on which the Agent has a security interest or other lien), to the Borrower or any Subsidiary of the Borrower or to any other Person that holds such class of Capital Stock, so long as (A) any such dividends are paid using funds other than proceeds of Collateral, (B) any such dividends are paid ratably to the holders of such Capital Stock, (C) as of the date of and after giving effect to the declaration and payment of such dividend, no Default or Event of Default shall exist or have occurred and be continuing, (D) any such dividends will not violate any law or regulation or the terms of any indenture, agreement or undertaking to which such Subsidiary or its property is bound, (E) any such dividends shall be paid out of legally available funds therefor; and
(F) as to any such dividends by any such Subsidiaries that are not wholly-owned Subsidiaries of the Borrower, the aggregate amount of all such dividends that may be paid to the holders of any such Capital Stock of such Subsidiary other than the Borrower or a Subsidiary of the Borrower may not exceed $250,000 in the aggregate.

               (g) Transactions with Affiliates. The Borrower shall not, and shall not permit any Subsidiary of the Borrower to, directly or indirectly:

                    (i) purchase, acquire or lease any property from, or sell, transfer or lease any property to, or enter into any transaction with, any officer, director or other Affiliate of the Borrower or of such Subsidiary, except in the ordinary course of and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business (as the case may be) and upon fair and reasonable terms no less favorable to the Borrower or to such Subsidiary than the Borrower or such Subsidiary, as the case may be, would obtain in a comparable arm's length transaction with an unaffiliated person; or

                    (ii) make any payments (whether by dividend, loan or otherwise) of management, consulting or other fees for management or similar services, or of any Indebtedness owing to any officer, employee, shareholder, director or any other Affiliate of the Borrower or such Subsidiary, except (A) reasonable compensation to officers, employees and directors for services rendered to the Borrower or such Subsidiary in the ordinary course of business and loans or advances to the extent permitted by Section 6.02(e), (B) the transactions contemplated by the Loan Documents, (C) the declaration and payment of dividends to the extent permitted by Section 2.06(f),(D) transactions by or among the Borrower and its Subsidiaries, (E) issuance of stock options to the extent permitted by Section 6.02(a) and (F) payments to former shareholders of the Borrower in accordance with the Ghaznavi Settlement Documents (as defined in the Revolving Loan Agreement) as in effect on the date hereof.

               (h) Modifications of Indebtedness, Organizational Documents and Certain Other Agreements; Etc. (i) The Borrower will not, and will not permit any Subsidiary of the Borrower to, amend, modify or otherwise change (or permit the amendment, modification or other change in any manner of) the Revolving Loan Agreement or any of the other Revolving Loan Lender Agreements or any the provisions of any of its or its Subsidiaries' Indebtedness or of any instrument or agreement (including, without limitation, any purchase agreement, indenture, loan agreement or security agreement) relating to any such Indebtedness; (ii) except for the Term Loan Obligations, make any voluntary or optional payment, prepayment, redemption, defeasance, sinking fund payment or other acquisition for value of any of its or its Subsidiaries' Indebtedness (including, without limitation, by way of depositing money or securities with the trustee therefor before the date required for the purpose of paying any portion of such Indebtedness when due), or refund, refinance, replace or exchange any other Indebtedness for any such Indebtedness, or make any payment, prepayment, redemption, defeasance, sinking fund payment or repurchase of any outstanding Indebtedness as a result of any asset sale, change of control, issuance and sale of debt or equity securities or similar event, or give any notice with respect to any of the foregoing, (iii) amend, modify or otherwise change its name, jurisdiction of organization, organizational identification number or FEIN or
(iv) amend, modify or otherwise change its certificate of incorporation or bylaws (or other similar organizational documents), including, without limitation, by the filing or modification of any certificate of designation, or any agreement or arrangement entered into by it, with respect to any of its Capital Stock (including any shareholders' agreement), or enter into any new agreement with respect to any of its Capital Stock, except any such amendments, modifications or changes or any such new agreements or arrangements pursuant to this clause (iv) that either individually or in the aggregate, could not have a Material Adverse Effect.

               (i) Operating Lease Obligations. The Borrower shall not permit the present value of the aggregate obligations of the Borrower and its Subsidiaries for the payment of rent and similar charges under all leases (other than Capital Leases) to exceed $50,000,000 at any one time outstanding.

          Section 6.03 Financial Covenants. So long as any principal of or interest on the Term Loan or any other Term Loan Obligation (whether or not due) shall remain unpaid or any Lender shall have any Term Loan Commitment hereunder, the Borrower shall not, unless the Required Lenders shall otherwise consent in writing:

               (a) Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage Ratio for each period of four consecutive fiscal quarters of the Borrower and its Subsidiaries or for each period of 12 consecutive months, as applicable, to be less than .9 to 1 for any such period ending on or before October 31, 2003 or 1.0 to 1 for any such period ending on any date subsequent to October 31, 2003.

               (b) Consolidated EBITDA. Permit EBITDA of the Borrower and its Subsidiaries for any period of four consecutive fiscal quarters of the Borrower and its Subsidiaries to be less than $70,000,000.

                                 ARTICLE VII

                      EVENTS OF DEFAULT AND REMEDIES

          Section 7.01 Events of Default. The occurrence or existence of any one or more of the following events are referred to herein individually as an "Event of Default", and collectively as "Events of Default":

               (a) (i) The Borrower fails to pay any of the Term Loan Obligations within three (3) days or (ii) the Borrower fails to perform any of the covenants contained in Section 6.01(j), 6.01(k), 6.01(l), 6.01(m), 6.01(n), 6.01(q), 6.01(s), 6.01(u) and 6.01(v) and such failure shall continue for fifteen (15) days; provided, that, such day period shall not apply in the case of: (A) any failure to observe any such covenant which is not capable of being cured at all or within such fifteen (15) day period or which has been the subject of a prior failure within a six (6) month period or (B) an intentional breach by the Borrower of any such covenant or (iii) the Borrower or any Subsidiary of the Borrower fails to perform any of the terms, covenants, conditions or provisions contained in this Agreement or any of the other Loan Documents other than those described in clause (i) or (ii) above;

               (b) any representation or warranty made by any Loan Party to the Agent in this Agreement, the other Loan Documents or any other written agreement, schedule, confirmatory assignment or certificate (including, without limitation, any statement of fact made in any written agreement, schedule, confirmation, assignment or certificate) issued in connection with any Loan Document or the transactions contemplated thereby shall when made or deemed made be false or misleading in any material respect;

               (c) any Loan Party revokes or terminates, or purports to revoke or terminate, or fails to perform any of the terms, covenants, conditions or provisions of any guarantee, endorsement or other agreement of such party in favor of the Agent or any Lender;

               (d) any judgment for the payment of money is rendered against the

Borrower or any of its Subsidiaries in excess of $1,000,000 in any one case or in excess of $2,500,000 in the aggregate (to the extent not covered by insurance where the insurer has assumed responsibility in writing for such judgment) and shall remain undischarged or unvacated for a period in excess of sixty (60) days or execution shall at any time not be effectively stayed, or any judgment other than for the payment of money, or injunction, attachment, garnishment or execution is rendered against the Borrower or any of its Subsidiaries or any of the Collateral having a value in excess of $1,000,000;

               (e) the Borrower or any Guarantor makes an assignment for the benefit of creditors, makes or sends notice of a bulk transfer or calls a meeting of its creditors or principal creditors in connection with a moratorium or adjustment of the Indebtedness due to them;

               (f) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed against the Borrower or any Guarantor or all or any part of its properties and such petition or application is not dismissed within sixty
(60) days after the date of its filing or the Borrower or any Guarantor shall file any answer admitting or not contesting such petition or application or indicates its consent to, acquiescence in or approval of; any such action or proceeding or the relief requested is granted sooner;

               (g) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at a law or equity) is filed by the Borrower or any Guarantor or for all or any part of its property;

               (h) (A) any default in respect of any Indebtedness of the Borrower or any Guarantor (other than Indebtedness owing to the Agent and Lenders hereunder), in any case in an amount in excess of $5,000,000 or (B) any default by the Borrower or any Guarantor under the Plan of Reorganization, the Confirmation Order, the Revolving Loan Lender Agreements, or the PBGC Settlement Agreements or (C) any default by the Borrower under any Material Contract, which default, in any case under the immediately preceding clause (A), (B) or (C) continues for more than the applicable cure period, if any, with respect thereto or is not waived in writing by the other parties thereto;

               (i) any material provision hereof or of any of the other Loan Documents shall for any reason cease to be valid, binding and enforceable with respect to any party hereto or thereto (other than the Agent) in accordance with its terms, or any such party shall challenge the enforceability hereof or thereof; or shall assert in writing, or take any action or fail to take any action based on the assertion that any provision hereof or of any of the other Loan Documents has ceased to be or is otherwise not valid, binding or enforceable in accordance with its terms, or any security interest provided for herein or in any of the other Loan Documents shall cease to be a valid and perfected first priority security interest in any of the Collateral purported to be subject thereto (except as otherwise permitted herein or therein);

               (j) an ERISA Event shall occur which results in or could reasonably be expected to result in liability of the Borrower in an aggregate amount in excess of $5,000,000;

               (k)  any Change of Control;

               (l) the indictment by any Governmental Authority, or as the Agent may reasonably and in good faith determine, the threatened indictment by any Governmental Authority of the Borrower or any Guarantor of which the Borrower, such Guarantor or the Agent receives notice, in either case, as to which there is a reasonable possibility of an adverse determination, in the good faith determination of the Agent, under any criminal statute, or commencement or threatened commencement of criminal or civil proceedings against the Borrower or any Guarantor, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture of(i) any of the Collateral having a value in excess of $500,000 or (ii) any other property of the Borrower which is necessary or material to the conduct of its business;

               (m) there shall be an act, condition or event that has a Material Adverse Effect after the date hereof.

          Section 7.02   Remedies.

               (a) At any time an Event of Default exists or has occurred and is continuing, the Agent and the Lenders shall have all rights and remedies provided in this Agreement, the other Loan Documents, the Uniform Commercial Code and other applicable law, all of which rights and remedies may be exercised without notice to or consent by the Borrower or any Guarantor, except as such notice or consent is expressly provided for hereunder or required by applicable law. All rights, remedies and powers granted to the Agent and Lenders hereunder, under any of the other Loan Documents, the Uniform Commercial Code or other applicable law, are cumulative, not exclusive and enforceable, in the Agent's discretion, alternatively, successively, or concurrently on any one or more occasions, and shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by the Borrower or any of its Guarantor of this Agreement or any of the other Loan Documents. Subject to Article VIII, the Agent may, and at the direction of the Required Lenders shall, at any time or times, proceed directly against the Borrower or any Guarantor to collect the Term Loan Obligations without prior recourse to the Collateral.

               (b) Without limiting the foregoing, at any time an Event of Default exists or has occurred and is continuing, the Agent may, in its discretion, and upon the direction of the Required Lenders, shall (i) accelerate the payment of all Term Loan Obligations and demand immediate payment thereof to the Agent upon notice to the Borrower for itself and the ratable benefit of Lenders (provided, that, upon the occurrence of any Event of Default described in Section 7.01(f) and Section 7.01(g), all Term Loan Obligations shall automatically become immediately due and payable), (ii) with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral, (iii) require the Borrower on any Obligor, at the Borrower's expense, to assemble and make available to the Agent any part or all of the Collateral at any place and time designated by the Agent, (iv) collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral, (v) remove any or all of the Collateral from any premises on or in which the same may be located for the purpose of effecting the sale, foreclosure or other disposition thereof or for any other purpose, (vi) sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including entering into contracts with respect thereto, public or private sales at any exchange, broker's board, at any office of the Agent or elsewhere) at such prices or terms as the Agent may deem reasonable, for cash, upon credit or for future delivery, with the Agent having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of the Borrower on any Obligor, which right or equity of redemption is hereby expressly waived and released by the Borrower and Obligors and/or (vii) terminate this Agreement. If any of the Collateral is sold or leased by the Agent upon credit terms or for future delivery, the Term Loan Obligations shall not be reduced as a result thereof until payment therefor is finally collected by the Agent. If notice of disposition of Collateral is required by law, ten (10) days prior notice by the Agent to the Borrower designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and the Borrower waives any other notice to the extent permitted by applicable law. In the event the Agent institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, the Borrower waives the posting of any bond which might otherwise be required.

               (c) At any time or times that an Event of Default exists or has occurred and is continuing, the Agent may, in its discretion, and upon the direction of the Required Lenders, the Agent shall, enforce the rights of the Borrower or any Obligor against any account debtor, secondary obligor or other obligor in respect of any of the Accounts or other Receivables. Without limiting the generality of the foregoing, the Agent may, in its discretion, and upon the direction of the Required Lenders, the Agent shall, at such time or times (i) notify any or all account debtors, secondary obligors or other obligors in respect thereof that the Receivables have been assigned to the Agent and that the Agent has a security interest therein and the Agent may direct any or all account debtors, secondary obligors and other obligors to make payment of Receivables directly to the Agent, (ii) extend the time of payment of, compromise, settle or adjust for cash, credit, return of merchandise or otherwise, and upon any terms or conditions, any and all Receivables or other obligations included in the Collateral and thereby discharge or release the account debtor or any secondary obligors or other obligors in respect thereof without affecting any of the Term Loan Obligations, (iii) demand, collect or enforce payment of any Receivables or such other obligations, but without any duty to do so, and the Agent and Lenders shall not be liable for any failure to collect or enforce the payment thereof nor for the negligence of its agents or attorneys with respect thereto and (iv) take whatever other action the Agent may deem necessary or desirable for the protection of its interests and the interests of Lenders. At any time that an Event of Default exists or has occurred and is continuing, at the Agent's request, all invoices and statements sent to any account debtor shall state that the Accounts and such other obligations have been assigned to the Agent and are payable directly and only to the Agent and the Borrower shall deliver to the Agent such originals of documents evidencing the sale and delivery of goods or the performance of services giving rise to any Accounts as the Agent may require. In the event any account debtor returns Inventory when an Event of Default exists or has occurred and is continuing, the Borrower shall, upon the Agent's request, hold the returned Inventory in trust for the Agent, segregate all returned Inventory from all of its other property, dispose of the returned Inventory solely according to the Agent's instructions, and not issue any credits, discounts or allowances with respect thereto without the Agent's prior written consent.

               (d) To the extent that applicable law imposes duties on the Agent or any Lender to exercise remedies in a commercially reasonable manner (which duties cannot be waived under such law) the Borrower acknowledges and agrees that it is not commercially unreasonable for the Agent or any Lender (i) to fail to incur expenses reasonably deemed significant by the Agent or any Lender to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain consents of any Governmental Authority or other third party for the collection or disposition of Collateral to be collected or disposed of;
(iii) to fail to exercise collection remedies against account debtors, secondary obligors or other persons obligated on Collateral or to remove liens or encumbrances on or any adverse claims against Collateral, (iv) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other persons, whether or not in the same business as the Borrower, for expressions of interest in acquiring all or any portion of the Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties,
(xi) to purchase insurance or credit enhancements to insure the Agent or Lenders against risks of loss, collection or disposition of Collateral or to provide to the Agent or Lenders a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by the Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Agent in the collection or disposition of any of the Collateral. The Borrower acknowledges that the purpose of this Section is to provide non-exhaustive indications of what actions or omissions by the Agent or any Lender would not be commercially unreasonable in the exercise by the Agent or any Lender of remedies against the Collateral and that other actions or omissions by the Agent or any Lender shall not be deemed commercially unreasonable solely on account of not being indicated in this Section. Without limitation of the foregoing, nothing contained in this Section shall be construed to grant any rights to the Borrower or to impose any duties on the Agent or Lenders that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section.

               (e) For the purpose of enabling the Agent to exercise the rights and remedies hereunder, the Borrower hereby grants to the Agent, to the extent assignable, an irrevocable, non-exclusive license (exercisable at any time an Event of Default shall exist or have occurred and for so long as the same is continuing) without payment of royalty or other compensation to the Borrower, to use, assign, license or sublicense any of the trademarks, service-marks, trade names, business names, trade styles, designs, logos and other source of business identifiers and other Intellectual Property and general intangibles now owned or hereafter acquired by the Borrower, wherever the same maybe located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.

               (f) The Agent may apply the cash proceeds of Collateral actually received by the Agent from any sale, lease, foreclosure or other disposition of the Collateral to payment of the Term Loan Obligations, in whole or in part and in such order as the Agent may elect, whether or not then due. The Borrower and Obligors shall remain liable to the Agent and Lenders for the payment of any deficiency with interest at the highest rate provided for herein and all costs and expenses of collection or enforcement, including attorneys' fees and expenses.

                                  ARTICLE VIII

                                      AGENT

Section 8.01 Appointment. Each Lender hereby irrevocably appoints and authorizes the Agent to perform the duties of the Agent as set forth in this Agreement including: (i) to receive on behalf of each Lender any payment of principal of or interest on the Term Loan outstanding hereunder and all other amounts accrued hereunder for the account of the Lenders and paid to the Agent, and, subject to Section 2.02 of this Agreement, to distribute promptly to each Lender its Pro Rata Share of all payments so received; (ii) to distribute to each Lender copies of all material notices and agreements received by the Agent and not required to be delivered to each Lender pursuant to the terms of this Agreement, provided that the Agent shall not have any liability to the Lenders for the Agent's inadvertent failure to distribute any such notices or agreements to the Lenders; (iii) to maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Term Loan Obligations, the Term Loan, and related matters and to maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Collateral and related matters; (iv) to execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to this Agreement or any other Loan Document; (v) to make the Term Loan and Agent Advances for the Agent or on behalf of the applicable Lenders as provided in this Agreement or any other Loan Document; (vi) to perform, exercise, and enforce any and all other rights and remedies of the Lenders with respect to the Borrower, the Term Loan Obligations, or otherwise related to any of same to the extent reasonably incidental to the exercise by the Agent of the rights and remedies specifically authorized to be exercised by the Agent by the terms of this Agreement or any other Loan Document; (vii) to incur and pay such fees necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to this Agreement or any other Loan Document; and
(viii) subject to Section 8.03 of this Agreement, to take such action as the Agent deems appropriate on its behalf to administer the Term Loan and the Loan Documents and to exercise such other powers delegated to the Agent by the terms hereof or the other Loan Documents (including, without limitation, the power to give or to refuse to give notices, waivers, consents, approvals and instructions and the power to make or to refuse to make determinations and calculations) together with such powers as are reasonably incidental thereto to carry out the purposes hereof and thereof. As to any matters not expressly provided for by this Agreement and the other Loan Documents (including, without limitation, enforcement or collection of the

Term Loan), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions of the Required Lenders shall be binding upon all Lenders and all makers of the Term Loan; provided, however, that and the Agent shall not be required to take any action which, in the reasonable opinion of the Agent, exposes the Agent to liability or which is contrary to this Agreement or any other Loan Document or applicable law.

          Section 8.02 Nature of Duties. The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement or in the other Loan Documents. The duties of the Agent shall be mechanical and administrative in nature. The Agent shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Lender. Nothing in this Agreement or any other Loan Document, express or implied, is intended to or shall be construed to impose upon the Agent any obligations in respect of this Agreement or any other Loan Document except as expressly set forth herein or therein. Each Lender shall make its own independent investigation of the financial condition and affairs of the Borrower in connection with the making and the continuance of the Term Loan hereunder and shall make its own appraisal of the creditworthiness of the Borrower and the value of the Collateral, and the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the Term Loan hereunder or at any time or times thereafter, provided that, upon the reasonable request of a Lender, the Agent shall provide to such Lender any documents or reports delivered to the Agent by the Borrower pursuant to the terms of this Agreement or any other Loan Document. If the Agent seeks the consent or approval of the Required Lenders to the taking or refraining from taking any action hereunder, the Agent shall send notice thereof to each Lender. The Agent shall promptly notify each Lender any time that the Required Lenders have instructed the Agent to act or refrain from acting pursuant hereto.

          Section 8.03 Rights, Exculpation, Etc. The Agent and its directors, officers, agents or employees shall not be liable for any action taken or omitted to be taken by them under or in connection with this Agreement or the other Loan Documents, except for their own gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction. Without limiting the generality of the foregoing, the Agent (i) may treat the payee of the Term Loan as the owner thereof until the Agent receives written notice of the assignment or transfer thereof, pursuant to
Section 9.07, signed by such payee and in form satisfactory to the Agent; (ii) may consult with legal counsel (including, without limitation, counsel to the Agent or counsel to the Borrower), independent public accountants, and other experts selected by any of them and shall not be liable for any action taken or omitted to be taken in good faith by any of them in accordance with the advice of such counsel or experts; (iii) make no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, certificates, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Person, the existence or possible existence of any Default or Event of Default, or to inspect the Collateral or other property (including, without limitation, the books and records) of any Person; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and
(vi) shall not be deemed to have made any representation or warranty regarding the existence, value or collectibility of the Collateral, the existence, priority or perfection of the Agent's Lien thereon, or any certificate prepared by the Borrower in connection therewith, nor shall the Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral. The Agent shall not be liable for any apportionment or distribution of payments made in good faith pursuant to Section 3.04, and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Lender to whom payment was due but not made, shall be to recover from other Lenders any payment in excess of the amount which they are determined to be entitled. The Agent may at any time request instructions from the Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the other Loan Documents the Agent is permitted or required to take or to grant, and if such instructions are promptly requested, the Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval under any of the Loan Documents until it shall have received such instructions from the Required Lenders. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the Required Lenders.

          Section 8.04 Reliance. The Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the other Loan Documents and its duties hereunder or thereunder, upon advice of counsel selected by it.

          Section 8.05 Indemnification. To the extent that the Agent is not reimbursed and indemnified by the Borrower, the Lenders will reimburse and indemnify the Agent from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any of the other Loan Documents or any action taken or omitted by the Agent under this Agreement or any of the other Loan Documents, in proportion to each Lender's Pro Rata Share, including, without limitation, advances and disbursements made pursuant to Section 8.08; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements for which there has been a final judicial determination that such liability resulted from the Agent's gross negligence or willful misconduct. The obligations of the Lenders under this Section 8.05 shall survive the payment in full of the Term Loan and the termination of this Agreement.

          Section 8.06 Agent Individually. With respect to its Pro Rata Share of the Total Term Loan Commitment hereunder and the Term Loan made by it, the Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender or maker of the Term Loan. The terms "Lenders" or "Required Lenders" or any similar terms shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity as a Lender or one of the Required Lenders.
The Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with the Borrower as if it were not acting as the Agent pursuant hereto without any duty to account to the other Lenders.

          Section 8.07 Successor Agent. (a) The Agent may resign from the performance of all its functions and duties hereunder and under the other Loan Documents at any time by giving at least thirty (30) Business Days' prior written notice to the Borrower and each Lender. Such resignation shall take effect upon the acceptance by a successor Agent of appointment pursuant to clauses (b) and (c) below or as otherwise provided below.

               (b) Upon any such notice of resignation, the Required Lenders shall appoint a successor Agent. Upon the acceptance of any appointment as the Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the Agent, and the Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After the Agent's resignation hereunder as the Agent, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement and the other Loan Documents.

               (c) If a successor Agent shall not have been so appointed within said thirty (30) Business Day period, the Agent shall then appoint a successor Agent who shall serve as the Agent until such time, if any, as the Required Lenders appoint a successor Agent as provided above.

          Section 8.08   Collateral Matters.

               (a) The Agent may from time to time make such disbursements and advances ("Agent Advances") which the Agent, in its sole discretion, deems necessary or desirable to preserve, protect, prepare for sale or lease or dispose of the Collateral or any portion thereof, to enhance the likelihood or maximize the amount of repayment by the Borrower of the Term Loan and other Term Loan Obligations or to pay any other amount chargeable to the Borrower pursuant to the terms of this Agreement, including, without limitation, costs, fees and expenses as described in Section 9.04. The Agent Advances shall be repayable on demand and be secured by the Collateral. The Agent Advances shall constitute Term Loan Obligations hereunder which may be charged to the Loan Account in accordance with Section 3.02. The Agent shall notify each Lender and the Borrower in writing of each such Agent Advance, which notice shall include a description of the purpose of such Agent Advance. Without limitation to its obligations pursuant to Section 8.05, each Lender agrees that it shall make available to the Agent, upon the Agent's demand, in Dollars in immediately available funds, the amount equal to such Lender's Pro Rata Share of each such Agent Advance. If such funds are not made available to the Agent by such Lender, the Agent shall be entitled to recover such funds on demand from such Lender, together with interest thereon for each day from the date such payment was due until the date such amount is paid to the Agent, at the Federal Funds Rate for three Business Days and thereafter at the Reference Rate.

               (b) The Lenders hereby irrevocably authorize the Agent, at its option and in its discretion, to release any Lien granted to or held by the Agent upon any Collateral upon termination of the Total Term Loan Commitment and payment and satisfaction of the Term Loan and all other Term Loan Obligations which have matured and which the Agent has been notified in writing are then due and payable; or constituting property being sold or disposed of in the ordinary course of the Borrower's business and in compliance with the terms of this Agreement and the other Loan Documents; or constituting property in which the Borrower owned no interest at the time the Lien was granted or at any time thereafter; or if approved, authorized or ratified in writing by the Lenders. Upon request by the Agent at any time, the Lenders will confirm in writing the Agent's authority to release particular types or items of Collateral pursuant to this Section 8.08(b).

               (c) Without in any manner limiting the Agent's authority to act without any specific or further authorization or consent by the Lenders (as set forth in Section 8.08(b)), each Lender agrees to confirm in writing, upon request by the Agent, the authority to release Collateral conferred upon the Agent under Section 8.08(b). Upon receipt by the Agent of confirmation from the Lenders of its authority to release any particular item or types of Collateral, and upon prior written request by the Borrower, the Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Agent for the benefit of the Lenders upon such Collateral; provided, however, that (i) the Agent shall not be required to execute any such document on terms which, in the Agent's opinion, would expose the Agent to liability or create any obligations or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Term Loan Obligations or any Lien upon (or obligations of the Borrower in respect of) all interests in the Collateral retained by the Borrower.

               (d) The Agent shall have no obligation whatsoever to any Lender to assure that the Collateral exists or is owned by the Borrower or is cared for, protected or insured or has been encumbered or that the Lien granted to the Agent pursuant to this Agreement or any other Loan Document has been properly or sufficiently or lawfully created, perfected, protected or enforced or is entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Agent in this Section 8.08 or in any other Loan Document, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Agent may act in any manner it may deem appropriate, in its sole discretion, given the Agent's own interest in the Collateral as one of the Lenders and that the Agent shall have no duty or liability whatsoever to any other Lender, except as otherwise provided herein.

          Section 8.09 Agency for Perfection. Each Lender hereby appoints the Agent and each other Lender as agent and bailee for the purpose of perfecting the security interests in and liens upon the Collateral in assets which, in accordance with Article 9 of the Uniform Commercial Code, can be perfected only by possession or control (or where the security interest of a secured party with possession or control has priority over the security interest of another secured party) and the Agent and each Lender hereby acknowledges that it holds possession of or otherwise controls any such Collateral for the benefit of the Agent and the Lenders as secured party. Should any Lender obtain possession or control of any such Collateral, such Lender shall notify the Agent thereof, and, promptly upon the Agent's request therefor shall deliver such Collateral to the Agent or in accordance with the Agent's instructions. The Borrower by its execution and delivery of this Agreement hereby consents to the foregoing.

                                   ARTICLE IX

                                  MISCELLANEOUS

          Section 9.01 Notices, Etc. All notices and other communications provided for hereunder shall be in writing and shall be mailed, telecopied or delivered, if to the Borrower, at the following address:

          Anchor Glass Container Corporation
          One Anchor Plaza
          4343 Anchor Plaza Parkway
          Tampa, Florida 33634
          Attention:  Chief Financial Officer
          Telephone:  (813) 882-7769
          Telecopier:  (813) 882-7859

          if to the Agent, to it at the following address:

          Ableco Finance LLC
          450 Park Avenue, 28th Floor
          New York, New York  10022
          Attention:  Janet Silverman
          Telephone:  (212) 891-2100
          Telecopier:  (212) 891-1541

          or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties complying as to delivery with the terms of this Section 9.01. All such notices and other communications shall be effective, (i) if mailed, when received or three days after deposited in the mails, whichever occurs first, (ii) if telecopied, when transmitted and confirmation received, or (iii) if delivered, upon delivery, except that notices to the Agent pursuant to ARTICLE II shall not be effective until received by the Agent, as the case may be.

          Section 9.02 Amendments, Etc. No amendment or waiver of any provision of this Agreement, and no consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders or by the Agent with the consent of the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given, provided, however, that no amendment, waiver or consent shall (i) increase the Term Loan Commitment of any Lender, reduce the principal of, or interest on, the portion of the Term Loan payable to any Lender, reduce the amount of any fee payable for the account of any Lender, or postpone or extend any date fixed for any payment of principal of, or interest or fees on, the portion of the Term Loan payable to any Lender, in each case without the written consent of any Lender affected thereby, (ii) increase the Total Term Loan Commitment without the written consent of each Lender, (iii) change the percentage of the Term Loan Commitments or of the aggregate unpaid principal amount of the Term Loan that is required for the Lenders or any of them to take any action hereunder, (iv) amend the definition of "Required Lenders" or "Pro Rata Share", (v) release all or a substantial portion of the Collateral (except as otherwise provided in this Agreement and the other Term Loan Documents), subordinate any Lien granted in favor of the Agent for the benefit of the Lenders, or release the Borrower, or
(vi) amend, modify or waive Section 3.04 or this Section 9.02, in each case, without the written consent of each Lender. Notwithstanding the foregoing, no amendment, waiver or consent shall, unless in writing and signed by the Agent, affect the rights or duties of the Agent (but not in its capacity as a Lender) under this Agreement or the other Loan Documents.

          Section 9.03 No Waiver; Remedies, Etc. No failure on the part of the Agent or any Lender to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right under any Loan Document preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Agent and the Lenders provided herein and in the other Loan Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Agent and the Lenders under any Loan Document against any party thereto are not conditional or contingent on any attempt by the Agent and the Lenders to exercise any of their rights under any other Loan Document against such party or against any other Person.

          Section 9.04 Expenses; Taxes; Attorneys' Fees. The Borrower will pay on demand, all costs and expenses incurred by or on behalf of the Agent (and, in the case of clauses (b) through (m) below, each Lender), regardless of whether the transactions contemplated hereby are consummated, including, without limitation, reasonable fees, costs, client charges and expenses of counsel for the Agent (and, in the case of clauses (b) through (m) below, each Lender), accounting, due diligence, periodic field audits, physical counts, valuations, investigations, searches and filings, monitoring of assets, appraisals of Collateral, title searches and reviewing environmental assessments, miscellaneous disbursements, examination, travel, lodging and meals, arising from or relating to: (a) the negotiation, preparation, execution, delivery, performance and administration of this Agreement and the other Loan Documents (including, without limitation, the preparation of any additional Loan Documents pursuant to Section 6.02(a), (b) any requested amendments, waivers or consents to this Agreement or the other Loan Documents whether or not such documents become effective or are given, (c) the preservation and protection of any of the Lenders' rights under this Agreement or the other Loan Documents, (d) the defense of any claim or action asserted or brought against the Agent or any Lender by any Person that arises from or relates to this Agreement, any other Loan Document, the Agent's or the Lenders' claims against the Borrower, or any and all matters in connection therewith, (e) the commencement or defense of, or intervention in, any court proceeding arising from or related to this Agreement or any other Loan Document, (f) the filing of any petition, complaint, answer, motion or other pleading by the Agent or any Lender, or the taking of any action in respect of the Collateral or other security, in connection with this Agreement or any other Loan Document, (g) the protection, collection, lease, sale, taking possession of or liquidation of, any Collateral or other security in connection with this Agreement or any other

Loan Document, (h) any attempt to enforce any Lien or security interest in any Collateral or other security in connection with this Agreement or any other Loan Document, (i) any attempt to collect from the Borrower, (j) all liabilities and costs arising from or in connection with the past, present or future operations of the Borrower involving any damage to real or personal property or natural resources or harm or injury alleged to have resulted from any Release of Hazardous Materials on, upon or into such property, (k) any Environmental Liabilities and Costs incurred in connection with the investigation, removal, cleanup and/or remediation of any Hazardous Materials present or arising out of the operations of any facility the Borrower, (l) any Environmental Liabilities and Costs incurred in connection with any Environmental Lien; or (m) the receipt by the Agent or any Lender of any advice from professionals with respect to any of the foregoing. Without limitation of the foregoing or any other provision of any Loan Document: (x) the Borrower agrees to pay all stamp, document, transfer, recording or filing taxes or fees and similar impositions now or hereafter determined by the Agent or any Lender to be payable in connection with this Agreement or any other Loan Document, and the Borrower agrees to save the Agent and each Lender harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions, (y) the Borrower agrees to pay all broker fees that may become due in connection with the transactions contemplated by this Agreement and the other Loan Documents, and (z) if the Borrower fails to perform any covenant or agreement contained herein or in any other Loan Document, the Agent may itself perform or cause performance of such covenant or agreement, and the expenses of the Agent incurred in connection therewith shall be reimbursed on demand by the Borrower.

          Section 9.05 Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, the Agent or any Lender may, and is hereby authorized to, at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower) and to the fullest extent permitted by law, set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by the Agent or such Lender to or for the credit or the account of the Borrower against any and all obligations of the Borrower either now or hereafter existing under any Loan Document, irrespective of whether or not the Agent or such Lender shall have made any demand hereunder or thereunder and although such obligations may be contingent or unmatured. The Agent and each Lender agrees to notify the Borrower promptly after any such set-off and application made by the Agent or such Lender provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Agent and the Lenders under this Section 9.05 are in addition to the other rights and remedies (including other rights of set-off) which the Agent and the Lenders may have under this Agreement or any other Loan Documents of law or otherwise.

          Section 9.06 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

          Section 9.07 Assignments and Participations. (a) This Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the Borrower and the

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Agent and each Lender and their respective successors and assigns; provided, however, that none of the Borrower may assign or transfer any of its rights hereunder without the prior written consent of each Lender and any such assignment without the Lenders' prior written consent shall be null and void.

               (b) Each Lender may, with the written consent of the Agent, assign to one or more other lenders or other entities all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Term Loan Commitments, the Term Loan made by it); provided, however, that (i) such assignment is in an amount which is at least $1,000,000 or a multiple of $500,000 in excess thereof (or the remainder of such Lender's Term Loan Commitment) (except such minimum amount shall not apply to an assignment by a Lender to an Affiliate of such Lender or a fund or account managed by such Lender or an Affiliate of such Lender), (ii) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance, an Assignment and Acceptance, together with any promissory note subject to such assignment and such parties shall deliver to the Agent a processing and recordation fee of $5,000 (except the payment of such fee shall not be required in connection with an assignment by a Lender to an Affiliate of such Lender or a fund or account managed by such Lender or an Affiliate of such Lender) and (iii) no written consent of the Agent shall be required in connection with any assignment by a Lender to an Affiliate of such Lender or a fund or account managed by such Lender or an Affiliate of such Lender. Upon such execution, delivery and acceptance, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least three Business Days after the delivery thereof to the Agent (or such shorter period as shall be agreed to by the Agent and the parties to such assignment), (A) the assignee thereunder shall become a "Lender" hereunder and, in addition to the rights and obligations hereunder held by it immediately prior to such effective date, have the rights and obligations hereunder that have been assigned to it pursuant to such Assignment and Acceptance and (B) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

                    (i) By executing and delivering an Assignment and Acceptance, the assigning Lender and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (A) other than as provided in such Assignment and Acceptance, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto; (B) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or any of its Subsidiaries or the performance or observance by the Borrower of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto; (C) such assignee confirms that it has received a copy of this Agreement and the other Loan Documents, together with such other documents and information it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (D) such assignee will,

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independently and without reliance upon the assigning Lender, the Agent or any
Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents; (E) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental hereto and thereto; and (F) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Loan Documents are required to be performed by it as a Lender.

                    (ii) The Borrower authorizes the Agent, and the Agent agrees, to maintain, or cause to be maintained at the Payment Office, a copy of each Assignment and Acceptance delivered to and accepted by it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Term Loan Commitments of, and principal amount of the Term Loan (the "Registered Loans") owing to each Lender from time to time. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent and the Lenders shall treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice.

                    (iii) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, together with any promissory notes subject to such assignment, the Agent shall, if the Agent consents to such assignment and if such Assignment and Acceptance has been completed (i) accept such Assignment and Acceptance and (ii) record the information contained therein in the Register.

                    (iv) A Registered Loan (and the registered note, if any, evidencing the same) may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register (and each registered note shall expressly so provide). Any assignment or sale of all or part of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by registration of such assignment or sale on the Register, together with the surrender of the registered note, if any, evidencing the same duly endorsed by (or accompanied by a written instrument of assignment or sale duly executed by) the holder of such registered note, whereupon, at the request of the designated assignee(s) or transferee(s), one or more new registered notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s). Prior to the registration of assignment or sale of any Registered Loan (and the registered note, if any, evidencing the same), the Agent shall treat the Person in whose name such Registered Loan (and the registered note, if any, evidencing the same) is registered as the owner thereof for the purpose of receiving all payments thereon and for all other purposes, notwithstanding notice to the contrary.

                    (v) In the event that any Lender sells participations in a Registered Loan, such Lender shall maintain a register on which it enters the name of all participants in the Registered Loans held by it (the "Participant Register"). A Registered Loan (and the registered note, if any, evidencing the same) may be participated in whole or in part only by registration of such participation on the Participant Register (and each registered note shall expressly so provide). Any participation of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by the registration of such participation on the Participant Register.

                    (vi) Any foreign Person who purchases or is assigned or participates in any portion of such Registered Loan shall provide the Agent and the Lender with a completed Internal Revenue Service Form W-8BEN (Certificate of Foreign Status) or a substantially similar form for such purchaser, participant or any other affiliate who is a holder of beneficial interests in the Registered Loan.

               (c) Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of its Term Loan Commitments, the Term Loan made by it); provided, that (i) such Lender's obligations under this Agreement (including without limitation, its Term Loan Commitments hereunder) and the other Loan Documents shall remain unchanged; (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents; and (iii) a participant shall not be entitled to require such Lender to take or omit to take any action hereunder except (A) action directly effecting an extension of the maturity dates or decrease in the principal amount of the Term Loan, (B) action directly effecting an extension of the due dates or a decrease in the rate of interest payable on the Term Loan or the fees payable under this Agreement, or (C) actions directly effecting a release of all or a substantial portion of the Collateral or any Loan Party (except as set forth in Section 8.08 or any other Loan Document).
The Loan Parties agree that each participant shall be entitled to the benefits of Section 2.08 and Section 3.05 respect to its participation in any portion of the Term Loan Commitments and the Term Loan as if it was a Lender.

          Section 9.08 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by telecopier shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telecopier also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.

          Section 9.09 GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK.

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
          Section 9.10 CONSENT TO JURISDICTION; SERVICE OF PROCESS AND VENUE. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK OR OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER HEREBY IRREVOCABLY ACCEPTS IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH THE BORROWER HEREBY IRREVOCABLY APPOINTS THE SECRETARY OF STATE OF THE STATE OF NEW YORK AS ITS AGENT FOR SERVICE OF PROCESS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING AND FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS AND IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWER AT ITS ADDRESS FOR NOTICES AS SET FORTH IN Section 9.01 AND TO THE SECRETARY OF STATE OF THE STATE OF NEW YORK, SUCH SERVICE TO BECOME EFFECTIVE TEN (10) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENT AND THE LENDERS TO SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE BORROWER IN ANY OTHER JURISDICTION. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE JURISDICTION OR LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE BORROWER HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

          Section 9.11 WAIVER OF JURY TRIAL, ETC. THE BORROWER, THE AGENT AND EACH LENDER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, OR UNDER ANY AMENDMENT, WAIVER, CONSENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION THEREWITH, OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION, PROCEEDINGS OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THE BORROWER CERTIFIES THAT NO OFFICER, REPRESENTATIVE, AGENT OR ATTORNEY OF THE AGENT OR ANY LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE AGENT OR ANY LENDER

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WOULD NOT, IN THE EVENT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM, SEEK TO
ENFORCE THE FOREGOING WAIVERS. THE BORROWER HEREBY ACKNOWLEDGES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENT AND THE LENDERS ENTERING INTO THIS AGREEMENT.

          Section 9.12 Consent by the Agent and Lenders. Except as otherwise expressly set forth herein to the contrary, if the consent, approval, satisfaction, determination, judgment, acceptance or similar action (an "Action") of the Agent or any Lender shall be permitted or required pursuant to any provision hereof or any provision of any other agreement to which any the Borrower is a party and to which the Agent or any Lender has succeeded thereto, such Action shall be required to be in writing and may be withheld or denied by the Agent or such Lender, in its sole discretion, with or without any reason, and without being subject to question or challenge on the grounds that such Action was not taken in good faith.

          Section 9.13 No Party Deemed Drafter. Each of the parties hereto agrees that no party hereto shall be deemed to be the drafter of this Agreement.

          Section 9.14 Reinstatement; Certain Payments. If any claim is ever made upon the Agent or any Lender for repayment or recovery of any amount or amounts received by the Agent or such Lender in payment or on account of any of the Term Loan Obligations, the Agent or such Lender shall give prompt notice of such claim to each other Lender and the Borrower, and if the Agents, such Lender repays all or part of such amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over the Agent or such Lender or any of its property, or (ii) any good faith settlement or compromise of any such claim effected by the Agent or such Lender with any such claimant, then and in such event the Borrower agrees that (A) any such judgment, decree, order, settlement or compromise shall be binding upon it notwithstanding the cancellation of any Indebtedness hereunder or under the other Loan Documents or the termination of this Agreement or the other Loan Documents, and (B) it shall be and remain liable to the Agent or such Lender hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by the Agent or such Lender.

          Section 9.15   Indemnification.

               (a) General Indemnity. In addition to the Borrower's other Term Loan Obligations under this Agreement, the Borrower agrees to defend, protect, indemnify and hold harmless the Agent and each Lender and all of their respective officers, directors, employees, attorneys, consultants and agents (collectively called the "Indemnitees") from and against any and all losses, damages, liabilities, obligations, penalties, fees, reasonable costs and expenses (including, without limitation, reasonable attorneys' fees, costs and expenses) incurred by such Indemnitees, whether prior to or from and after the Funding Date, whether direct, indirect or consequential, as a result of or arising from or relating to or in connection with any of the following: (i) the negotiation, preparation, execution or performance or enforcement of this Agreement, any other Loan Document or of any other document executed in connection with the transactions contemplated by this Agreement, (ii) the Agent's or any Lender's furnishing of funds to the Borrower for the account of the Borrower under this Agreement or the other Loan

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
Documents, including, without limitation, the management of the Term Loan (iii) any matter relating to the financing transactions contemplated by this Agreement or the other Loan Documents or by any document executed in connection with the transactions contemplated by this Agreement or the other Loan Documents, or
(iv) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto (collectively, the "Indemnified Matters"); provided, however, that the Borrower shall not have any obligation to any Indemnitee under this subsection (a) for any Indemnified Matter caused by the gross negligence or willful misconduct of such Indemnitee, as determined by a final judgment of a court of competent jurisdiction.

               (b) Environmental Indemnity. Without limiting Section 9.15(a), the Borrower agrees to defend, indemnify, and hold harmless the Indemnitees against any and all Environmental Liabilities and Costs and all other claims, demands, penalties, fines, liability (including strict liability), losses, damages, costs and expenses (including without limitation, reasonable legal fees and expenses, consultant fees and laboratory fees), arising out of (i) any Releases or threatened Releases (x) at any property presently or formerly owned or operated by the Borrower or any Subsidiary of the Borrower, or any predecessor in interest, or (y) of any Hazardous Materials generated and disposed of by the Borrower or any Subsidiary of the Borrower, or any predecessor in interest; (ii) any violations of Environmental Laws; (iii) any Environmental Action relating to the Borrower or any Subsidiary of the Borrower, or any predecessor in interest; (iv) any personal injury (including wrongful death) or property damage (real or personal) arising out of exposure to Hazardous Materials used, handled, generated, transported or disposed by the Borrower or any Subsidiary of the Borrower, or any predecessor in interest; and
(v) any breach of any warranty or representation regarding environmental matters made by the Borrower herein, or the breach of any covenant made by the Borrower. Notwithstanding the foregoing, the Borrower shall not have any obligation to any Indemnitee under this subsection (b) regarding any potential environmental matter covered hereunder which is caused by the gross negligence or willful misconduct of such Indemnitee, as determined by a final judgment of a court of competent jurisdiction.

               (c) The indemnification for all of the foregoing losses, damages, fees, costs and expenses of the Indemnitees are chargeable against the Loan Account. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section 9.15 may be unenforceable because it is violative of any law or public policy, the Borrower shall, jointly and severally, contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees. The indemnities set forth in this Section
9.15 shall survive the repayment of the Term Loan Obligations and discharge of any Liens granted under the Loan Documents.

          Section 9.16 Records. The unpaid principal of and interest on the Term Loan, the interest rate or rates applicable to such unpaid principal and interest, the duration of such applicability, the Term Loan Commitments, and the accrued and unpaid fees payable pursuant to Section 2.06 shall at all times be ascertained from the records of the Agent, which shall be conclusive and binding absent manifest error.

          Section 9.17 Binding Effect. This Agreement shall become effective when it

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shall have been executed by the Borrower, the Agent and each Lender and when the conditions precedent set forth in Section 4.01 hereof have been satisfied or waived in writing by the Agent, and thereafter shall be binding upon and inure to the benefit of the Borrower, the Agent and each Lender, and their respective successors and assigns, except that the Borrower shall not have the right to assign their rights hereunder or any interest herein without the prior written consent of each Lender, and any assignment by any Lender shall be governed by
Section 9.07 hereof.

          Section 9.18 Interest. It is the intention of the parties hereto that the Agent and each Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby or by any other Loan Document would be usurious as to the Agent or any Lender under laws applicable to it (including the laws of the United States of America and the State of New York or any other jurisdiction whose laws may be mandatorily applicable to the Agent or such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in this Agreement or any other Loan Document or any agreement entered into in connection with or as security for the Term Loan Obligations, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to the Agent or any Lender that is contracted for, taken, reserved, charged or received by the Agent or such Lender under this Agreement or any other Loan Document or agreements or otherwise in connection with the Term Loan Obligations shall under no circumstances exceed the maximum amount allowed by such applicable law, any excess shall be canceled automatically and if theretofore paid shall be credited by the Agent or such Lender on the principal amount of the Term Loan Obligations (or, to the extent that the principal amount of the Term Loan Obligations shall have been or would thereby be paid in full, refunded by the Agent or such Lender, as applicable, to the Borrower); and (ii) in the event that the maturity of the Term Loan Obligations is accelerated by reason of any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to the Agent or any Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by the Agent or such Lender, as applicable, as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by the Agent or such Lender, as applicable, on the principal amount of the Term Loan Obligations (or, to the extent that the principal amount of the Term Loan Obligations shall have been or would thereby be paid in full, refunded by the Agent or such Lender to the Borrower). All sums paid or agreed to be paid to the Agent or any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to the Agent or such Lender, be amortized, prorated, allocated and spread throughout the full term of the Term Loan until payment in full so that the rate or amount of interest on account of the Term Loan hereunder does not exceed the maximum amount allowed by such applicable law. If at an time and from time to time (x) the amount of interest payable to the Agent or any Lender on any date shall be computed at the Highest Lawful Rate applicable to the Agent or such Lender pursuant to this Section 9.18 and (y) in respect of any subsequent interest computation period the amount of interest otherwise payable to the Agent or such Lender would be less than the amount of interest payable to the Agent or such Lender computed at the Highest Lawful Rate applicable to the Agent or such Lender, then the amount of interest payable to the Agent or such Lender in respect of such subsequent interest computation period shall continue to be computed at the

                                    - 67 -
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Highest Lawful Rate applicable to the Agent or such Lender until the total amount of interest payable to the Agent or such Lender shall equal the total amount of interest which would have been payable to the Agent or such Lender if the total amount of interest had been computed without giving effect to this
Section 9.18.

          For purposes of this Section 9.18, the term "applicable law" shall mean that law in effect from time to time and applicable to the loan transaction between the Borrower, on the one hand, and the Agent and the Lenders, on the other, that lawfully permits the charging and collection of the highest permissible, lawful non-usurious rate of interest on such loan transaction and this Agreement, including laws of the State of New York and, to the extent controlling, laws of the United States of America.

          The right to accelerate the maturity of the Term Loan Obligations does not include the right to accelerate any interest that has not accrued as of the date of acceleration.

          Section 9.19 Confidentiality. The Agent and each Lender agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with its customary procedures for handling confidential information of this nature and in accordance with safe and sound practices of comparable commercial finance companies, any non-public information supplied to it by the Borrower pursuant to this Agreement or the other Loan Documents which is identified in writing by the Borrower as being confidential at the time the same is delivered to such Person (and which at the time is not, and does not thereafter become, publicly available or available to such Person from another source not known to be subject to a confidentiality obligation to such Person not to disclose such information), provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to counsel for the Agent or any Lender,
(iii) to examiners, auditors, accountants or Securitization Parties, (iv) in connection with any litigation to which the Agent or any Lender is a party or
(v) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first agrees, in writing, to be bound by confidentiality provisions similar in substance to this Section 9.19. The Agent and each Lender agrees that, upon receipt of a request or identification of the requirement for disclosure pursuant to clause (iv) hereof, it will make reasonable efforts to keep the Borrower informed of such request or identification; provided that the each the Borrower acknowledges that the Agent and each Lender may make disclosure as required or requested by any Governmental Authority or representative thereof and that the Agent and each Lender may be subject to review by Securitization Parties or other regulatory agencies and may be required to provide to, or otherwise make available for review by, the representatives of such parties or agencies any such non-public information.

          Section 9.20 Integration. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

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                                    - 68 -
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          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                    BORROWER:

                                    ANCHOR GLASS CONTAINER CORPORATION

                                    By:  /s/ Richard Deneau
                                       ------------------------

                                       Name:   Richard Deneau

                                       Title:  President

                                    AGENT AND LENDER:

                                    ABLECO FINANCE LLC

                                    By:  /s/ Kevin Genoa
                                       ----------------------

                                       Name:   Kevin Genoa

                                       Title:  Senior Vice President